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                       SELIGMAN GLOBAL FUND SERIES, INC.
                                (the "Series")

                        Seligman Emerging Markets Fund
                          Seligman Global Growth Fund
                    Seligman Global Smaller Companies Fund
                        Seligman Global Technology Fund
                      Seligman International Growth Fund
                  (each, a "Fund", collectively, the "Funds")

                      Statement of Additional Information
                                 March 2, 2009

                        200 Ameriprise Financial Center
                             Minneapolis, MN 55747
                                (212) 850-1864

                      Toll Free Telephone: (800) 221-2450
     For Retirement Plan Information - Toll-Free Telephone: (800) 445-1777

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments" or "investment manager"), investment manager to the RiverSource Group of Funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. &
W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Funds having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between RiverSource Investments and the Series (on behalf of each Fund), RiverSource Investments became the new investment manager of the Funds effective
November 7, 2008. Shareholders of the Funds (other than Seligman Global Technology Fund) also approved at the November meeting a subadvisory agreement between RiverSource Investments and Wellington Management Company, LLP.

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectus, dated March 2, 2009, offering Class A shares, Class B shares, Class C shares and Class R shares of each Fund in the Series, and the current Prospectus of the Series, dated
March 2, 2009, offering Class I shares of Seligman Emerging Markets Fund, Seligman Global Growth Fund, Seligman Global Smaller Companies Fund and Seligman International Growth Fund (together, the "Prospectuses"). This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectuses in its entirety. It should be read in conjunction with the Prospectuses, which you may obtain by writing or calling the Funds at the above address or telephone numbers, respectively.

The financial statements and notes included in the Series' Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished to you, without charge, if you request a copy of this SAI.

The RiverSource Group of Funds includes a comprehensive array of funds from RiverSource Investments, including Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource Group of Funds, RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the "Board"), and the same policies and procedures. Although the Seligman funds, including the Series, share the same Board, they do not currently have the same policies and procedures, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The Series is governed by a Board that meets regularly to review a wide variety of matters affecting the Series. Detailed information about Fund governance, the Funds' investment manager, RiverSource Investments and other aspects of Fund management can be found by referencing the Table of Contents on the following page.

The website references in this SAI are inactive textual references, and information contained in or otherwise accessible through these websites does not form a part of this SAI.

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
                              Table of Contents

        Series History..............................................  3
        Description of the Funds and their Investments and Risks....  3
        Management of the Funds..................................... 15
        Control Persons and Principal Holders of Securities......... 23
        Investment Advisory and Other Services...................... 26
        Portfolio Managers.......................................... 36
        Brokerage Allocation and Other Practices.................... 42
        Capital Stock and Other Securities.......................... 44
        Purchase, Redemption, and Pricing of Shares................. 44
        Taxation of the Series...................................... 52
        Underwriters................................................ 55
        Calculation of Performance Data............................. 58
        Financial Statements........................................ 63
        Information Regarding Pending and Settled Legal Proceedings. 63
        General Information......................................... 65
        Appendix A: The Seligman Funds.............................. 66
        Appendix B: The RiverSource Group of Funds.................. 67

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                                Series History

The Series was incorporated in Maryland on November 22, 1991 under the name Seligman International Fund Series, Inc. It changed its name to Seligman Henderson Global Fund Series, Inc. on May 25, 1993, and changed its name to its present name on January 21, 2000. As of November 7, 2008, the Series is part of the RiverSource Group of Funds. The RiverSource Group of Funds includes a comprehensive array of funds managed by RiverSource Investments, including the Series and the other Seligman mutual funds.

           Description of the Funds and their Investments and Risks

Classification

The Series is a diversified, open-end management investment company, or mutual fund, which consists of five separate and distinct series, or funds:

Seligman Emerging Markets Fund ("Emerging Markets Fund")
Seligman Global Growth Fund ("Global Growth Fund")
Seligman Global Smaller Companies Fund ("Global Smaller Companies Fund") Seligman Global Technology Fund ("Global Technology Fund")
Seligman International Growth Fund ("International Growth Fund")

Investment Strategies and Risks

The following information regarding each Fund's investments and risks supplements the information contained in the Series' Prospectuses.

General. In allocating each Fund's investments among geographic regions and individual countries, such factors as the relative economic growth potential of the various economies and securities markets; expected levels of inflation; financial, social and political conditions influencing investment opportunities; and the outlook for currency relationships will be considered.

Each Fund may invest in all types of securities, many of which will be denominated in currencies other than the US dollar. Each Fund will normally invest its assets in equity securities, including common stock, securities convertible into or exchangeable for common stock, depositary receipts, and warrants. A Fund may, however, invest up to 20% (25% in the case of Global Growth Fund and International Growth Fund) of its assets in preferred stock and debt securities. A Fund that invests "primarily" in a certain type of security invests at least 65% of its net assets (including any amounts borrowed for investment purposes) in that type of security. Dividends or interest income are considered only when it is believed that such income will favorably influence the market value of a security in light of each Fund's objective of capital appreciation. Equity securities in which each Fund invests may be listed on US or foreign stock exchanges or traded in US or foreign over-the-counter markets.

Debt securities in which each Fund may invest are not required to be rated by a recognized rating agency. As a matter of policy, each Fund, with the exception of the Emerging Markets Fund, will invest only in "investment-grade" debt securities or, in the case of unrated securities, debt securities that are deemed to be of equivalent quality to "investment-grade" securities. "Investment-grade" debt securities are rated within the four highest rating categories as determined by Moody's Investors Service ("Moody's") or Standard & Poor's Ratings Services ("S&P"). Securities rated within the highest of the four investment-grade categories (i.e., Aaa by Moody's and AAA by S&P) are judged to be of the best quality and carry the smallest degree of risk. For capital appreciation, the Emerging Markets Fund may invest up to 5% of its assets in governmental and corporate debt securities that, at the time of purchase by the Fund, are rated Baa or lower by Moody's and BBB or lower by S&P or, if unrated, deemed to be of comparable quality. The Emerging Markets Fund will not invest in debt securities rated lower than C by Moody's or C by S&P or, if unrated, deemed to be of comparable quality. Securities rated Baa/BBB or lower lack high quality investment characteristics and may also have speculative characteristics. Debt securities are interest-rate sensitive, so their value tends to decrease when interest rates rise and increase when interest rates fall.

Each Fund may invest in securities represented by European Depositary Receipts ("EDRs"), American Depositary Receipts ("ADRs"), Brazilian Depositary Receipts ("BDRs") and Global Depositary Receipts ("GDRs") (collectively, "Depositary Receipts"). ADRs are receipts generally issued by a domestic bank or trust company that represent the deposit of a security of a foreign issuer. ADRs may be publicly traded on exchanges or over-the-

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counter in the United States and are quoted and settled in US dollars at a price that generally reflects the US dollar equivalent of the home country share price. EDRs and GDRs are receipts similar to ADRs and are typically issued by foreign banks or trust companies and traded in Europe. BDRs are typically issued by Brazilian banks or trust companies and are traded in Brazil. Depositary Receipts may be issued as sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities traded in the form of a Depositary Receipt. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, the issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States and, therefore, the import of such information may not be reflected in the market value of such securities. For purposes of a Fund's investment policies, an investment in Depositary Receipts will be deemed to be an investment in the underlying security.

By investing in foreign securities, a Fund will attempt to take advantage of differences among economic trends and the performance of securities markets in various countries. During certain periods, the return on equity investments in some countries has exceeded the return on similar investments in the United States. The investment manager believes that, in comparison with investment companies investing solely in domestic securities, it may be possible to obtain significant appreciation from a portfolio of foreign investments and securities from various markets that offer different investment opportunities and are affected by different economic trends. International and global diversification reduces the effect events in any one country will have on a Fund's entire investment portfolio. Of course, a decline in the value of a Fund's investments in one country may offset potential gains from investments in another country.

Foreign Investment Risk Factors. Investments in securities of foreign issuers may involve risks that are not associated with domestic investments, and there can be no assurance that a Fund's foreign investments will present less risk than a portfolio of domestic securities. Foreign issuers may lack uniform accounting, auditing and financial reporting standards, practices and requirements, and there is generally less publicly available information about foreign issuers than there is about US issuers. Governmental regulation and supervision of foreign stock exchanges, brokers and listed companies may be less pervasive than is customary in the United States. Securities of some foreign issuers are less liquid, and their prices are more volatile than securities of comparable domestic issuers. Foreign securities settlement practices may in some instances be subject to delays and related administrative uncertainties which could result in temporary periods when assets of a Fund are uninvested and no return is earned thereon and may involve a risk of loss to a Fund. Foreign securities markets may have substantially less trading volume than US markets and far fewer traded issues. Fixed brokerage commissions on foreign securities exchanges are generally higher than in the United States and transaction costs with respect to smaller capitalization companies may be higher than those of larger capitalization companies. Income from foreign securities may be reduced by a withholding tax at the source or other foreign taxes. In some countries, there may also be the possibility of expropriation or confiscatory taxation (in which case a Fund could lose its entire investment in a certain market); limitations on the removal of moneys or other assets of a Fund; political or social instability or revolution; or diplomatic developments that could affect investments in those countries. In addition, it may be difficult to obtain and enforce a judgment in a court outside the United States.

Each Fund may invest in sovereign debt. The actions of governments concerning their respective economies could have an important effect on their ability or willingness to service their sovereign debt. Such actions could have significant effects on market conditions and on the prices of securities and instruments held by a Fund, including the securities and instruments of foreign private issuers. Factors which may influence the ability or willingness of foreign sovereigns to service debt include, but are not limited to: the availability of sufficient foreign exchange on the date payment is due; the relative size of its debt service burden to the economy as a whole; its balance of payments (including export performance) and cash flow situation; its access to international credits and investments; fluctuations in interest and currency rates and reserves; and its government's policies towards the International Monetary Fund, the World Bank and other international agencies. If a foreign sovereign defaults on all or a portion of its foreign debt, a Fund may have limited legal recourse against the issuer and/or guarantor. In some cases, remedies must be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign sovereign debt securities to obtain recourse may be subject to the political climate in the prevailing country.

Foreign Currency Risk Factors. Investments in foreign securities will usually be denominated in foreign currency, and each Fund may be affected, favorably or unfavorably, by the relative strength of the US dollar, changes in foreign currency and US dollar exchange rates, and exchange control regulations. A Fund may incur costs in connection with conversions between various currencies. A Fund's net asset value per share will be affected by changes in currency exchange rates. Changes in foreign currency exchange rates may also affect the value of

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dividends and interest earned, gains and losses realized on the sale of securities, and net investment income and gains, if any, to be distributed to shareholders by a Fund. The rate of exchange between the US dollar and other currencies is generally determined by the forces of supply and demand in the foreign exchange markets (which in turn are affected by interest rates, trade flow, and numerous other factors, including, in some countries, local governmental intervention), but can sometimes be affected by the imposition of fixed exchange rates that may overvalue a foreign currency, to the detriment of foreign investors.

Emerging Market Investment Risk Factors. Some of the risks described in the preceding paragraphs may be more severe for investments in emerging countries. By comparison with the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on a less diversified industrial base and securities markets that trade a smaller number of securities. Companies in emerging markets may generally be smaller, less seasoned and more recently organized than many domestic companies. Prices of securities traded in the securities markets of emerging countries tend to be volatile. Furthermore, foreign investors are subject to many restrictions in emerging countries. These restrictions may require, among other things, governmental approval prior to making investments or repatriating income or capital or the payment of special levies and taxes, or may impose limits on the amount or type of securities held by foreigners or on the companies in which the foreigners may invest.

The economies of individual emerging countries may differ favorably or unfavorably from the US economy in such respects as growth of gross domestic product, rates of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payment position and may be based on a substantially less diversified industrial base. Further, the economies of emerging countries generally are heavily dependent upon international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

Risks of Investments in Russia. The Emerging Markets Fund may invest a portion of its assets in securities issued by companies located in Russia. Because of the recent formation of the Russian securities markets as well as the underdeveloped state of Russia's banking system, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares is defined according to entries in the company's share register and normally evidenced by extracts from the register. Also, there is no central registration system for shareholders and it is possible for the Fund to lose its investment through fraud, negligence or mere oversight. While the Fund will endeavor to ensure that its interest continues to be appropriately recorded either through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interest. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. As a result of these investment activities, the Fund could incur substantial losses.

Smaller Company Investment Risk Factors. Although smaller companies may generally have greater earnings and sales growth potential than larger companies, investments in such companies may involve greater risks, such as limited product lines, limited markets and limited financial and managerial resources. Less frequently traded securities may be subject to more abrupt price movements than securities that trade more frequently.

Technology Investment Risk Factors. The value of Global Technology Fund shares may be susceptible to factors affecting technology and technology-related industries and to greater risk and market fluctuation than an investment in a fund that invests in a broader range of portfolio securities. Technology and technology-related industries may be subject to greater governmental regulation than many other industries in certain countries, as well as changes in governmental policies, and the need for regulatory approvals may have a material adverse effect on these industries. Additionally, these companies may be subject to risks of developing technologies, competitive pressures, and other factors and are dependent upon consumer and business acceptance as new technologies evolve. Securities of smaller, less experienced companies also may involve greater risks, such as limited product lines, limited markets and limited financial and managerial resources, and trading in such securities may be subject to more abrupt price movements than trading in the securities that trade more frequently.

Derivatives. Each Fund may invest in financial instruments commonly known as "derivatives" only for hedging or investment purposes. A Fund will not invest in derivatives for speculative purposes, which means where the derivative investment exposes the Fund to undue risk of loss, such as where the risk of loss is greater than the cost of the investment.

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A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (e.g., interest rates or currency exchange rates), security, commodity, or other asset. A Fund will not invest in a specific type of derivative without prior approval from the Series' Board of Directors after consideration of, among other things, how the derivative instrument serves the Fund's investment objective, and the risks associated with the investment. Pursuant to this policy, each Fund is permitted to invest in forward foreign currency exchange contracts, commodities and commodity contracts, rights and warrants, options and access trades, as more fully described below.

Forward Foreign Currency Exchange Contracts. Changes in exchange rates will be considered in making investment decisions. As one way of managing exchange rate risk, each Fund may enter into forward currency exchange contracts. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into. A Fund will usually enter into these contracts to fix the US dollar value of a security that it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for. A Fund may also use these contracts to hedge the US dollar value of securities it already owns. A Fund may be required to cover certain forward currency contract positions by establishing an account with its custodian that will contain only liquid assets, including, but not limited to, US Government securities or other liquid high-grade debt obligations.

A Fund may enter into a forward contract to sell or buy the amount of a foreign currency it believes may experience a substantial movement against another currency (including the US dollar). In this case, the contract would approximate the value of some or all of a Fund's portfolio securities denominated in such foreign currency. If appropriate, a Fund may hedge all or part of its foreign currency exposure through the use of a basket of currencies or a proxy currency where such currencies or proxy currency act as an effective proxy for other currencies. In these circumstances, a Fund may enter into a forward contract where the amount of the foreign currency to be sold exceeds the value of the securities denominated in such currency. The use of this basket hedging technique may be more efficient and economical than entering into separate forward contracts for each currency held in a Fund. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movement in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Under certain circumstances, a Fund may commit a substantial portion or the entire value of its assets to the consummation of these contracts. The effect a substantial commitment of a Fund's assets to forward contracts could have on the investment program of such Fund and its ability to purchase additional securities will be considered.

Except as set forth above and immediately below, a Fund will also not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would oblige a Fund to deliver an amount of foreign currency in excess of the value of such Fund's portfolio securities or other assets denominated in that currency. A Fund, in order to avoid excess transactions and transaction costs, may nonetheless maintain a net exposure to forward contracts in excess of the value of its portfolio securities or other assets denominated in that currency provided the excess amount is covered by cash or liquid securities, denominated in any currency, having a value at least equal at all times to the amount of such excess. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer-term investment decisions made with regard to overall diversification strategies. However, it is believed that it is important to have the flexibility to enter into such forward contracts when it is determined that the best interests of a Fund will be served.

At the maturity of a forward contract, a Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

As indicated above, it is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the forward contract. Accordingly, it may be necessary for a Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency such Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the

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foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency a Fund is obligated to deliver. However, a Fund may use cash or liquid securities, denominated in any currency, to cover the amount by which the value of a forward contract exceeds the value of the securities to which it relates.

If a Fund retains the portfolio security and engages in an offsetting transaction, such Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If a Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between a Fund's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, such Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, a Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

A Fund's dealing in forward foreign currency exchange contracts will generally be limited to the transactions described above. However, each Fund reserves the right to enter into forward foreign currency contracts for different purposes and under different circumstances. Of course, a Fund is not required to enter into forward contracts with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate.

Although a Fund will seek to benefit by using forward contracts, anticipated currency movements may not be accurately predicted and the Fund may therefore incur a gain or loss on a forward contract. A forward contract may help reduce a Fund's losses on securities denominated in foreign currency, but it may also reduce the potential gain on the securities depending on changes in the currency's value relative to the US dollar or other currencies. Additionally, this method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange at a future date. Foreign currency forward contracts may not be available to a Fund on reasonable terms in many situations and a Fund may frequently choose not to enter into such contracts even when they are available.

Investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit or "spread" based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

Commodities and Commodity Contracts. Each Fund may purchase and sell commodities and commodity contracts only to the extent that such activities do not result in that Fund being a "commodity pool" as defined in the Commodity Exchange Act and the Commodity Futures Trading Commission's regulations and interpretations thereunder. Approval of the Board of Directors must be granted for a Fund to invest in any new type of commodity if it is of a type the Fund has not previously utilized.

Use of these instruments can involve substantial risks. For example, derivative instruments can present investment risk to a Fund if the fluctuations in interest rates, currency values or the market to which the financial instrument is tied are not accurately predicted. Certain derivative instruments may involve the use of leverage and, as a result, there is the risk that the Fund could lose more than the amount of its original investment. For example, a Fund may purchase futures contracts by making a relatively small "margin deposit" and, if such contract is thereafter sold at a loss, that Fund could lose substantially more than the original margin deposit. Although the Funds will utilize only exchange-traded futures and options thereon, there can be no assurance that it will be able to close out positions when it wishes to. In addition, a futures or options strategy may not provide an exact hedge to a position.

Rights and Warrants. Each Fund may invest in common stock rights and warrants believed to provide capital appreciation opportunities. No more than 2% of net assets of a Fund may be invested in warrants not listed on the New York or American Stock Exchanges. For purposes of this restriction, rights and warrants acquired by a Fund in units or attached to securities may be deemed to have been purchased without cost.

Options. The investment manager must seek approval of the Board of Directors of the Series to invest in any option if it is of a type the Funds have not previously utilized. Pursuant to this policy, the Board has approved the investment manager's request that the Funds be permitted to purchase put options, call options, put spreads, call spreads and collars, and to sell covered call options (i.e., where a Fund owns the underlying security) and covered put options (i.e., where a Fund maintains cash or other collateral to cover the obligation created by the put). These instruments are described below.

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An option is a contract that gives the holder the right to purchase ("call") or sell ("put") a specified security for an agreed upon price at any time before the contract's expiration date. The amount paid for an option is known as the premium, and the exercise price is known as the strike price. The purchaser of an option has the right, but not the obligation, to purchase or sell a security. The seller (or "writer") of an option, conversely, has an obligation to sell or purchase a security if the option is exercised. Some options have standardized terms and are traded on securities exchanges. Others are privately negotiated and have no or only a limited trading market. Options may be used individually or in combinations (e.g., put spreads and collars) to hedge securities positions or to seek increased investment returns.

In order for a purchased put option to be profitable, the market price of the underlying security must decline sufficiently below the strike price to cover the premium and transaction costs. Conversely, in order for a purchased call option to be profitable, the market price of the underlying security must increase sufficiently above the strike price to cover the premium and transaction costs. By using options in this manner, a Fund will reduce any profit it might have otherwise realized in the underlying security by the premium paid and by transaction costs.

Put spreads and collars are designed to protect against a decline in value of a security an investor owns. A collar involves the purchase of a put and the simultaneous writing of a call on the same security at a higher strike price. The put protects the investor from a decline in the price of the security below the put's strike price. The call means that the investor will not benefit from increases in the price of the stock beyond the call's strike price. In a put spread, an investor purchases a put and simultaneously writes a put on the same security at a lower strike price. This combination protects the investor against a decline in the stock price down to the lower strike price. The premium received for writing the call (in the case of a collar) or writing the put (in the case of a put spread) offsets, in whole or in part, the premium paid to purchase the put. In a call spread, an investor purchases a call and simultaneously sells a call on the same security, with the call sold having a higher strike price than the call purchased. The purchased call is designed to provide exposure to a potential increase in the value of a security an investor owns. The premium received for writing the call offsets, in part, the premium paid to purchase the corresponding call, but it also means that the investor will not benefit from increases in the price of the security beyond the sold call's strike price.

Options offer large amounts of leverage, which will result in a Fund's net asset value being more sensitive to changes in the value of the underlying security. The successful use of options depends in part on the ability of the investment manager to manage future price fluctuations, and the degree of correlation between the options and the prices of the underlying securities. If the investment manager is incorrect in its expectation of changes in market prices or the correlation between the instruments or indices on which such options may be written and purchased and the instruments in a Fund's investment portfolio, the Funds may incur losses that it would not otherwise incur. The use of options can also increase a Fund's transaction costs. Options transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested. The purchaser of an option runs the risk of losing the entire premium paid if the option expires "out of the money" (i.e., if the strike price for a call option is higher than the market price, or the strike price for a put option is lower than the market price). The seller of an option earns premium income but is subject to the risk of having to sell the underlying security at significantly less than its market price (or buy a security at significantly more than its market price). When options are purchased on the over-the-counter market, there is a risk that the counterparty that wrote the option will be unable to perform its obligations under the option contract. Such over-the-counter options may also be illiquid and, in such cases, the Funds may have difficulty closing out its position, in which case the Funds could lose money in the event of adverse price movements.

Access Trades. Each Fund may participate in access trades with a global securities broker as counterparty. Access trades are over-the-counter transactions that provide access to a designated security, group of securities or market index without directly investing in the reference security/index. For a commission, the counterparty agrees to provide a return based on the return of the reference security/index. Access trades are typically used in foreign markets where limits on direct foreign ownership can affect prices and/or where there are significant complexities in directly purchasing or selling shares in the reference security/index. Since access trades are over-the-counter transactions, each Fund bears the risk that the counterparty will be unable or unwilling to meet its obligations. In addition, since over-the-counter markets are generally less liquid than exchanges, a Fund may not be able to sell when it is deemed advantageous to do so. These risks will be potentially mitigated by limiting access trade exposure by a Fund to 5% of total assets at the time of purchase and dealing with counterparties believed to be reputable.

Futures Contracts. The Fund may utilize index futures contracts. Futures contracts, which trade on a securities exchange, are standardized as to quantity, delivery date and settlement conditions, including specific securities acceptable for delivery against the futures contract. In the case of index futures, settlement is made in cash based on the value of a specified underlying index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is a securities exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Funds are not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by a securities exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells futures contracts, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, since initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

Options on Futures. The Fund may utilize options on index futures ("options on futures"). Options on futures are effectively options on the instrument that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is also risk that the Fund may have difficulty in closing out positions in options on futures. Although the Fund intends to close out any positions on a securities market, there can be no assurance that such a market will exist for a particular contract at a particular time.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Other Investment Companies. Each Fund may invest in securities issued by other investment companies. Such investments are subject to the limitations on investments in other investment companies imposed by the Investment Company Act of 1940, as amended (the "1940 Act"), which generally prohibits each Fund from holding more than 3% of the outstanding voting securities of another investment company, and from investing more than 5% of its total assets in any one investment company, or more than 10% of its total assets in other investment companies overall. The Funds' investments in other investment companies may include investment in exchange-traded funds ("ETFs") if appropriate investment opportunities arise. ETFs are registered funds that trade on a stock exchange or otherwise traded in the over-the-counter market and generally seek to track the performance of a specified securities index or a basket of securities. Securities traded in the over-the-counter market present additional risks, such as counterparty and liquidity risks.

If a Fund invests in other investment companies, shareholders would bear not only that Fund's expenses (including operating expenses and management fees), but also similar expenses of the underlying investment companies, and that Fund's returns will therefore be lower.

Short Sales. Each Fund may sell securities short "against-the-box." A short sale "against-the-box" is a short sale in which a Fund owns an equal amount of the securities sold short (or securities convertible into or exchangeable for the securities sold short) without payment of further consideration for securities of the same issuer as, and equal in amount to, the securities sold short.

Investments to Control. The Funds may not invest for the purpose of controlling or managing any company. If a Fund acquires a large percentage of the securities of a single issuer, it could be deemed to have invested in such issuer for the purpose of exercising control. If one of the Funds were to make such acquisitions, there is a risk that such Fund would become less diversified, which could increase the volatility of the Fund and increase the Fund's exposure to market, credit and other risks associated with certain issuers' financial condition and business operations.

Repurchase Agreements. Each Fund may enter into repurchase agreements as a short-term cash management tool. A repurchase agreement is an agreement under which a Fund acquires a security, generally a US Government obligation, subject to resale at a mutually agreed-upon price and time. The resale price reflects an agreed-upon interest rate effective for the period of time a Fund holds the security and is unrelated to the interest rate on the security. A Fund's repurchase agreement will at all times be fully collateralized. Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating securities underlying the agreement, a decline in the value of the underlying securities and a loss of interest. Repurchase agreements are typically entered into for periods of one week or less. As a matter of fundamental policy, a Fund will not enter into repurchase agreements of more than one week's duration if more than 10% of its net assets would be invested in such agreements and other illiquid securities.

Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933, as amended ("1933 Act")), funding agreements issued by domestic insurance companies and other securities that are not readily marketable. Each Fund does not currently expect to invest more than 5% of its assets in such securities. A Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A of the 1933 Act, and the Funds' Board of Directors may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should the Board of Directors make this determination, it will carefully monitor the security (focusing on such factors, among others as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in a Fund, if and to the extent that qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

Borrowing. Each Fund may from time to time borrow money to increase its portfolio of securities or for other purposes. Under the 1940 Act, each Fund is generally permitted to borrow from banks in amounts not exceeding one-third of the value of its total assets, less liabilities other than such borrowings. The Board of Directors has adopted a non-fundamental restriction under which a Fund may not borrow more than 15% of the value of its total assets. Borrowings may be secured by a mortgage or pledge of a Fund's assets.

Borrowed money creates an opportunity for greater capital appreciation, but at the same time increases exposure to capital risk. The net cost of any money borrowed would be an expense that otherwise would not be incurred, and this expense will limit a Fund's net investment income in any given period.

Any gain in the value of securities purchased with money borrowed in excess of the cost of amounts borrowed would cause the net asset value of a Fund's shares to increase more than otherwise would be the case. Conversely, any decline in the value of securities purchased with money borrowed or any gain in value less than the cost of amounts borrowed would cause the net asset value of a Fund's shares to decline more than would otherwise be the case.

Lending of Portfolio Securities. Each Fund may lend portfolio securities if it is believed that such loans will be beneficial to the Fund. The borrower must maintain with the Fund cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Fund amounts equal to the amounts of any dividends or interest paid on the securities. The Funds may invest the collateral and earn additional income or receive an agreed-upon amount of interest income from the borrower. Loans made by the Funds will generally be short-term. Loans are subject to termination at the option of the lending Fund or the borrower. The Funds may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The Funds do not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. A Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by that Fund is insufficient to replace the loaned securities. In addition, each Fund is responsible for any loss that might result from its investment of the borrower's collateral. Amounts paid to a Fund by borrowers in lieu of dividends may not be eligible to be passed through to the Fund's shareholders as qualifying dividend income that would be subject to a lower rate of federal income tax.

Except as otherwise specifically noted above, the Funds' investment strategies are not fundamental and a Fund, with the approval of the Board of Directors, may change such strategies without the vote of shareholders.

Fundamental Restrictions

Each Fund is subject to fundamental policies that place restrictions on certain types of investments. These policies cannot be changed except by vote of a majority of a Fund's outstanding voting securities. Under these policies, the Funds may not:

    . Purchase or sell commodities or commodity contracts, except to the extent permissible under applicable law and interpretations, as they may be amended from time to time;

    . Purchase securities on margin except as permitted by the 1940 Act or any rule thereunder, any Securities and Exchange Commission ("SEC") or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

    . Issue senior securities or borrow money, except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

    . Make loans, except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

    . Underwrite the securities of other issuers, except insofar as a Fund may be deemed an underwriter under the 1933 Act in disposing of a portfolio security or in connection with investments in other investment companies;

    . Purchase or hold any real estate, except a Fund may invest in securities secured by real estate or interests therein or issued by persons (including real estate investment trusts) which deal in real estate or interests therein;

    . Make any investment inconsistent with a Fund's classification as a diversified company under the 1940 Act;

    . Invest 25% or more of its total assets, at market value, in the securities of issuers in any particular industry, provided that this limitation shall exclude securities issued or guaranteed by the US Government or any of its agencies or instrumentalities; or

    . Purchase or retain the securities of any issuer (other than the shares of a Fund), if to the Fund's knowledge, those directors and officers of the Series and the directors and officers of the investment manager or subadviser, who individually own beneficially more than 1/2 of 1% of the outstanding securities of such, together own beneficially more than 5% of such outstanding securities.

Certain of the Funds' fundamental policies set forth above prohibit transactions "except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC." The following discussion explains the flexibility that the Funds gain from these exceptions.

Purchase of securities on margin - A purchase on margin involves a loan from the broker-dealer arranging the transaction. The "margin" is the cash or securities that the borrower places with the broker-dealer as collateral against the loan. However, the purchase of securities on margin is effectively prohibited by the 1940 Act because the Funds generally may borrow only from banks. Thus, under current law, this exception does not provide any additional flexibility to the Funds.

Issuing senior securities - A "senior security" is an obligation with respect to the earnings or assets of a company that takes precedence over the claims of that company's common stock with respect to the same earnings or assets. The 1940 Act prohibits a mutual fund from issuing senior securities other than certain borrowings, but SEC staff interpretations allow a fund to engage in certain types of transactions that otherwise might raise senior security concerns (such as short sales, buying and selling financial futures contracts and selling put and call options), provided that the fund maintains segregated deposits or portfolio securities, or otherwise covers the transaction with offsetting portfolio securities, in amounts sufficient to offset any liability associated with the transaction. The exception in the fundamental policy allows the Funds to operate in reliance upon these staff interpretations.

Borrowing money - The 1940 Act permits a fund to borrow up to 33 1/3% of its total assets (including the amounts borrowed) from banks, plus an additional 5% of its total assets for temporary purposes, which may be borrowed from banks or other sources.

Making loans - The 1940 Act generally prohibits the Funds from making loans to affiliated persons but does not otherwise restrict the Funds' ability to make loans.

A Fund also may not change its investment objective without shareholder approval.

Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of a Fund means the affirmative vote of the lesser of (l) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

The Funds also may not acquire any securities of a registered open-end investment company or a registered unit investment trust in reliance on subparagraph (F) or subparagraph (G) of Section 12(d)(1) of the 1940 Act. This policy is not fundamental.

The Series, on behalf of its Emerging Markets Fund, Global Smaller Companies Fund and Global Technology Fund, will provide shareholders with at least 60 days prior notice of any change in the "80%" investment policy of these Funds as described in the Prospectuses. Such notice will be provided in plain English in a separate written document and will contain the following prominent statement, in bold-face type: "Important Notice Regarding Change in Investment Policy". This prominent statement will also appear on the envelope in which the notice is delivered or, if the notice is delivered separately from other communications to shareholders, such statement will appear either on the notice or on the envelope in which the notice is delivered. This policy is not fundamental.

Temporary Defensive Position

In an attempt to respond to adverse market, economic, political, or other conditions, a Fund may invest up to 100% of its assets in cash or cash equivalents, including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances, or repurchase agreements for such securities, and securities of the US Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. A Fund's investments in foreign cash equivalents will be limited to those that are believed to equate generally to the standards established for US cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Portfolio Turnover

A Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned during the fiscal year. Securities whose maturity or expiration date at the time of acquisition were one year or less are excluded from the calculation. Portfolio turnover will not be a limiting factor in managing the Fund' investments. The Funds' portfolio turnover rates for the fiscal years ended October 31, 2008 and 2007 were:

                 Fund                            2008    2007
                 ----                           ------  ------
                 Emerging Markets Fund......... 123.49% 106.56%
                 Global Growth Fund............  79.25   86.05
                 Global Smaller Companies Fund.  83.70   72.24
                 Global Technology Fund........ 171.14  208.35
                 International Growth Fund*.... 344.77  235.33

    ----
    * The significant increase in the International Growth Fund's portfolio turnover rate from 2007 to 2008 was due primarily to the volatile market conditions of 2008.

Disclosure of Portfolio Holdings

The Funds' full portfolio holdings, as well as portfolio weightings, are published quarterly, generally no earlier than 15 calendar days after the end of each calendar quarter on the website of the Fund's distributor, RiverSource Fund Distributors, Inc., formerly Seligman Advisors, Inc. (the "distributor"), (www.seligman.com). In addition, the Funds' top 10 holdings and the aggregate weighting of the top 10 holdings are published monthly, generally no sooner than 5 days after the end of each month. Employees may freely distribute the Funds' portfolio holdings information described above to third parties the day after such information appears on the distributor's website. The foregoing monthly and quarterly information will remain available on the distributor's website for at least 5 months from the end of the period shown.

In accordance with the policies and procedures approved by the Series' Board of Directors, the Funds' portfolio holdings may be disclosed to certain parties prior to its public release if the disclosure is intended for research or other legitimate business purposes and the recipient is subject to a duty of confidentiality. Disclosures of portfolio holdings for such purposes (which may be on-going) are considered on a case-by-case basis, and the Funds' procedures require the prior written approval of the Chief Investment Officer of RiverSource Investments (or a designee) and the Funds' Chief Compliance Officer ("CCO") with respect to disclosures intended for research purposes, and the President of RiverSource Investments or the distributor (or their respective designees) and the Funds' CCO with respect to disclosures intended for other legitimate business purposes. In connection with the CCO's review and approval, the CCO considers whether such disclosure is in the best interests of the applicable Fund. If prior approval is granted, the recipient must enter into a written agreement prior to the release of the Funds' portfolio holdings information that includes, among other things, a requirement that the holdings be kept confidential and places limits on the use of the information for trading purposes. The CCO, who reports directly to the Series' Board of Directors regarding compliance with the Funds' policies, and RiverSource Investments' Chief Compliance Officer monitor compliance with this policy.

In addition, the Funds' policies expressly permit RiverSource Investments' employees to release the Funds' holdings information without a confidentiality agreement as necessary to facilitate the execution of securities transactions or to respond to questions about RiverSource Investments' views on individual securities or whether the Funds own or do not own a particular security; provided, that individual securities weightings will not be disclosed unless such weightings are otherwise provided in the quarterly disclosure noted above. Portfolio managers (or their designees) may also disclose certain information about individual securities or information about a particular investment style on an occasional basis to third parties for research purposes, provided that the information does not include the name of the Funds or the weightings of particular securities unless otherwise provided in the quarterly disclosure noted above. The Funds may also permit their auditors to have access to the Funds' portfolio holdings as necessary in connection with their auditing services.

Currently, RiverSource Investments has entered into ongoing arrangements to disclose the Funds' portfolio holdings prior to the public disclosure of such information with the following third party research providers: FactSet Research Systems, Inc. and Vestek Systems, Inc. The portfolio holdings are released to these research providers on an as-needed basis (including daily, if necessary). In addition, RiverSource Investments discloses the Global Technology Fund's portfolio holdings to State Street Bank and Trust Company ("SSBT") in connection with back-office, and/or administrative services provided by SSBT, and to RiskMetrics Group (formerly, Institutional Shareholder Services) in connection with proxy voting. Also, RiverSource Investments discloses portfolio holdings to JPMorgan Chase Bank N.A. in connection with custodial services provided by such entity. RiverSource Investments discloses portfolio holdings to the third parties listed above on a daily basis. Accordingly, the time elapsed between the date of such information and the date of its disclosure is generally less than 24 hours.

With respect to the Funds subadvised by Wellington Management Company, LLP ("Wellington Management"), Wellington Management has adopted the policies and procedures relating to the disclosure of portfolio holdings approved by the Series' Board of Directors. Currently, Wellington Management has entered into ongoing arrangements to disclose such Funds' portfolio holdings prior to the public disclosure of such information with the following third parties: Brown Brothers Harriman & Co. (daily, in connection with certain operational functions); FactSet Research Systems, Inc. (daily, in connection with analytical services); Investment Technology Group, Inc. (weekly, in connection with analytical services); SSBT (daily, in connection with certain operational functions).

All of the above mentioned disclosures have been approved, as applicable, and are made pursuant to the terms of confidentiality agreements or provisions that prohibit the disclosure and restrict the use of the holdings information. No compensation is received by any party in consideration of the disclosure of the Funds' portfolio holdings pursuant to these arrangements.

                           Management of the Series

Board Members and Officers

Shareholders elect a Board that oversees the Funds' operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, announced the closing of its Acquisition of Seligman, 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at special meetings held on November 3, 2008) ten new directors (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors to 12 directors.

Information with respect to the members of the Board is shown below. Each member oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman funds and 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                           Position with
                            Series and
                           Length of Time      Principal Occupation             Other                 Committee
 Name, Address, Age           Served           During Last Five Years       Directorships             Memberships
----------------------   -------------------   ----------------------    ---------------------   ----------------------
Kathleen Blatz           Board member since    Attorney; Chief           None                    Board Governance,
901 S. Marquette Ave.     November 7, 2008     Justice,                                          Compliance,
Minneapolis, MN 55402                          Minnesota Supreme                                 Investment Review,
Age 54                                         Court, 1998-2006                                  Joint Audit

Arne H. Carlson          Board member since    Chair, RiverSource        None                    Board Governance,
901 S. Marquette Ave.     November 7, 2008     Funds, 1999-2006;                                 Compliance,
Minneapolis, MN 55402                          former Governor of                                Contracts, Executive,
Age 74                                         Minnesota                                         Investment Review

Pamela G. Carlton        Board member since    President,                None                    Distribution,
901 S. Marquette Ave.     November 7, 2008     Springboard-Partners                              Investment Review,
Minneapolis, MN 55402                          in Cross Cultural                                 Joint Audit
Age 54                                         Leadership
                                               (consulting
                                               company)

Patricia M. Flynn        Board member since    Trustee Professor of      None                    Board Governance,
901 S. Marquette Ave.     November 7, 2008     Economics and                                     Contracts, Investment
Minneapolis, MN 55402                          Management, Bentley                               Review
Age 58                                         College; Former
                                               Dean, McCallum
                                               Graduate School of
                                               Business, Bentley
                                               College

Anne P. Jones            Board member since    Attorney and              None                    Board Governance,
901 S. Marquette Ave.     November 7, 2008     Consultant                                        Compliance,
Minneapolis, MN 55402                                                                            Executive, Investment
Age 74                                                                                           Review, Joint Audit

Jeffrey Laikind, CFA     Board member since    Former Managing           American Progressive    Distribution,
901 S. Marquette Ave.     November 7, 2008     Director, Shikiar         Insurance               Investment Review,
Minneapolis, MN 55402                          Asset Management                                  Joint Audit
Age 73

Independent Board Members

                            Position with
                             Series and
                            Length of Time      Principal Occupation              Other                   Committee
  Name, Address, Age           Served           During Last Five Years         Directorships              Memberships
-----------------------   -------------------   -----------------------   ------------------------   ----------------------
Stephen R. Lewis, Jr.     Board member since    President Emeritus        Valmont Industries,        Board Governance,
901 S. Marquette Ave.      November 7, 2008     and Professor of          Inc. (manufactures         Compliance,
Minneapolis, MN 55402                           Economics, Carleton       irrigation                 Contracts, Executive,
Age 70                                          College                   systems)                   Investment Review

John F. Maher             Board member since    Retired President and     None                       Distribution,
901 S. Marquette Ave.            2006           Chief Executive                                      Investment Review,
Minneapolis, MN 55402                           Officer and former                                   Joint Audit
Age 64                                          Director, Great
                                                Western Financial
                                                Corporation (financial
                                                services), 1986-1997

Catherine James Paglia    Board member since    Director, Enterprise      None                       Board Governance,
901 S. Marquette Ave.      November 7, 2008     Asset Management,                                    Compliance,
Minneapolis, MN 55402                           Inc. (private real                                   Contracts,
Age 56                                          estate and asset                                     Executive, Investment
                                                management                                           Review
                                                company)

Leroy C. Richie           Board member since    Counsel, Lewis &          Digital Ally, Inc.         Contracts,
901 S. Marquette Ave.            2000           Munday, P.C. (law         (digital imaging);         Distribution,
Minneapolis, MN 55402                           firm) since 1987; and     Infinity, Inc. (oil and    Investment Review
Age 66                                          Vice President and        gas exploration and
                                                General Counsel,          production); and OGE
                                                Automotive Legal          Energy Corp. (energy
                                                Affairs, Chrysler         and energy services)
                                                corporation, 1990-
                                                1997

Alison Taunton-Rigby      Board member since    Chief Executive           Idera                      Contracts,
901 S. Marquette Ave.      November 7, 2008     Officer and Director,     Pharmaceuticals,           Distribution,
Minneapolis, MN 55402                           RiboNovix, Inc. since     Inc. (biotechnology);      Executive, Investment
Age 64                                          2003 (biotechnology);     Healthways, Inc.           Review
                                                former President,         (health
                                                Forester Biotech          management
                                                                          programs)

Board Member Affiliated With RiverSource Investments*

                             Position with
                              Series and
                            Length of Time         Principal Occupation          Other            Committee
 Name, Address, Age             Served             During Last Five Years     Directorships       Memberships
----------------------   ----------------------   -------------------------   -------------    ------------------
William F. Truscott      Board member and Vice    President - U.S. Asset          None         Investment Review
53600 Ameriprise         President since 2008     Management and Chief
Financial Center                                  Investment Officer,
Minneapolis, MN 55474                             Ameriprise Financial,
Age 48                                            Inc. and President,
                                                  Chairman of the Board
                                                  and Chief Investment
                                                  Officer, RiverSource
                                                  Investments, LLC since
                                                  2005; Director,
                                                  President and Chief
                                                  Executive Officer,
                                                  Ameriprise Certificate
                                                  Company; Chairman of
                                                  the Board, Chief
                                                  Executive Officer and
                                                  President, RiverSource
                                                  Distributors, Inc. since
                                                  2006; Chief Executive
                                                  Officer and President,
                                                  RiverSource Fund
                                                  Distributors, Inc. since
                                                  2008; Senior Vice
                                                  President - Chief
                                                  Investment Officer,
                                                  Ameriprise Financial,
                                                  Inc.; and Chairman of
                                                  the Board and Chief
                                                  Investment Officer,
                                                  RiverSource
                                                  Investments, LLC,
                                                  2001-2005

--------
* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                            Position held
                         with the Series and                                 Principal occupation
 Name, address, age       length of service                                 during past five years
----------------------   ---------------------   ------------------------------------------------------------------------------
Patrick T. Bannigan      President since         Director and Senior Vice President - Asset Management, Products and
172 Ameriprise           November 7, 2008        Marketing, RiverSource Investments, LLC and; Director and Vice President
Financial Center                                 - Asset Management, Products and Marketing, RiverSource Distributors,
Minneapolis, MN 55474                            Inc. since 2006; Managing Director and Global Head of Product, Morgan
Age 43                                           Stanley Investment Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004

Michelle M. Keeley       Vice President since    Executive Vice President - Equity and Fixed Income, Ameriprise Financial,
172 Ameriprise           November 7, 2008        Inc. and RiverSource Investments, LLC since 2006; Vice President -
Financial Center                                 Investments, Ameriprise Certificate Company since 2003; Senior Vice
Minneapolis, MN 55474                            President - Fixed Income, Ameriprise Financial, Inc., 2002-2006 and
Age 44                                           RiverSource Investments, LLC, 2004-2006

Amy K. Johnson           Vice President since    Vice President - Asset Management and Trust Company Services,
5228 Ameriprise          November 7, 2008        RiverSource Investments, LLC since 2006; Vice President - Operations and
Financial Center                                 Compliance, RiverSource Investments, LLC, 2004-2006; Director of Product
Minneapolis, MN 55474                            Development - Mutual Funds, Ameriprise Financial, Inc., 2001-2004
Age 43

Scott R. Plummer         Vice President,         Vice President and Chief Counsel - Asset Management, Ameriprise
5228 Ameriprise          General Counsel and     Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors, Inc. and
Financial Center         Secretary since         Chief Legal Officer and Assistant Secretary, RiverSource Investments, LLC
Minneapolis, MN 55474    November 7, 2008        since 2006; Vice President, General Counsel and Secretary, Ameriprise
Age 49                                           Certificate Company since 2005; Vice President - Asset Management
                                                 Compliance, Ameriprise Financial, Inc., 2004-2005; Senior Vice President
                                                 and Chief Compliance Officer, USBancorp Asset Management, 2002-2004

Lawrence P. Vogel        Treasurer since 2000    Treasurer, Seligman Data Corp. since 2000. Senior Vice President,
100 Park Avenue,                                 Investment Companies, J. & W. Seligman & Co. Incorporated, from 1992 to
New York, NY 10017                               2008.
Age 52

Eleanor T.M. Hoagland    Chief Compliance        Chief Compliance Officer, RiverSource Investments, LLC since 2009; Chief
100 Park Avenue,         Officer since 2004;     Compliance Officer for each of the Seligman funds since 2004; and Anti-
New York, NY 10017       Money Laundering        Money Laundering Prevention Officer and Identity Theft Prevention Officer
Age 57                   Prevention Officer      for each of the Seligman funds since November 2008; and Managing
                         and Identity Theft      Director, J. & W. Seligman & Co. Incorporated and Vice-President for each
                         Prevention Officer      of the Seligman funds from 2004 to 2008.
                         since 2008.

The Board initially approves an investment management services agreement and other contracts with the investment manager and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

As of November 7, 2008, the Board has organized the following committees to facilitate its work (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Funds and their shareholders on external matters.

Compliance Committee. This committee supports the Series' maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Funds or their key service providers; developing and implementing, in coordination with the Series' Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Series' CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Series. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Series, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Series' assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Series and internal controls over financial reporting and oversees the quality and integrity of the Series' financial statements and independent audits as well as the Series' compliance with legal and regulatory requirements relating to the Series' accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Series' independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

Beneficial Ownership of Shares

As of December 31, 2008, the Directors beneficially owned shares in the Series and the RiverSource Group of Funds (which includes the Seligman funds) as follows:

                           Dollar Range of Shares Owned By Director               Aggregate Dollar Range
                 -------------------------------------------------------------      of Shares Owned by
                 Emerging    Global    Global Smaller   Global     International  Director in RiverSource
Name             Markets     Growth      Companies     Technology     Growth         Group of Funds*
----             --------  ----------- --------------  ----------- -------------  -----------------------
                                      INDEPENDENT BOARD MEMBERS
Kathleen
  Blatz.........  None        None         None           None         None           Over $100,000

Arne H.
  Carlson.......  None        None         None           None         None           Over $100,000

Pamela
  G.
  Carlton.......  None        None         None           None         None          $50,001-$100,000

Patricia
  M.
  Flynn.........  None        None         None           None         None           Over $100,000*

Anne P.
  Jones.........  None        None         None           None         None           Over $100,000

Jeffrey
  Laikind.......  None        None         None           None         None           Over $100,000

Stephen
  R.
  Lewis,
  Jr............  None        None         None           None         None           Over $100,000*

John F.
  Maher.........  None     $1-$10,000   $1-$10,000     $1-$10,000      None           Over $100,000*

Catherine
  James
  Paglia........  None        None         None           None         None           Over $100,000*

Leroy C.
  Richie........  None     $1-$10,000   $1-$10,000     $1-$10,000      None           Over $100,000

Alison
  Taunton-Rigby.  None        None         None           None         None           Over $100,000

                                      AFFILIATED BOARD MEMBERS
William
  F.
  Truscott......  None        None         None           None         None           Over $100,000

--------
*  Total includes deferred compensation invested in share equivalents.

Compensation None of the New Board Members received any compensation from the Series or any of the other Seligman funds for the fiscal year ended October 31, 2008. The New Board Members became Directors of the Series and the other Seligman funds effective November 7, 2008 at the completion of RiverSource Investments' Acquisition of Seligman. Only Messrs. Maher and Richie were directors of the Series and the other Seligman funds during the fiscal year ended October 31, 2008. Messrs. Richie and Maher became directors/trustees of the RiverSource funds on November 12, 2008 and December 10, 2008, respectively. Accordingly, they did not receive any compensation from the RiverSource Group of Funds during the fiscal year ended October 31, 2008. The aggregate compensation received by the New Board Members relates only to the RiverSource-branded funds. Group of Funds

                                                 Pension or          Total
                                                 Retirement      Compensation
                                                  Benefits      from Series and
                                  Aggregate      Accrued as      Fund Complex
                                Compensation   Part of Series        Paid
Name and Position with Series  from Series (1)    Expenses    to Directors (1)(2)
-----------------------------  --------------- -------------- -------------------
 Kathleen Blatz...............        n/a           n/a            $175,000
 Arne H. Carlson..............        n/a           n/a              175,00
 Pamela G. Carlton............        n/a           n/a             162,500
 Patricia M. Flynn(3).........        n/a           n/a             167,500
 Anne P. Jones................        n/a           n/a             172,500
 Jeffrey Laikind..............        n/a           n/a             162,500
 Stephen R. Lewis, Jr.(3).....        n/a           n/a             397,500
 John F. Maher (4)............     $6,426           n/a              93,000
 Catherine James Paglia(3)....        n/a           n/a             167,500
 Leroy C. Richie..............     $7,088           n/a             105,000
 Alison Taunton-Rigby.........        n/a           n/a             165,000

--------
(1)For the fiscal year ended October 31, 2008. Messrs. Maher and Richie did not receive any payments from the RiverSource-branded funds for the fiscal year ended October 31, 2008. The New Board Members did not receive any compensation from the Seligman-branded funds for the fiscal year ended October 31, 2008.
(2)At October 31, 2008, which precedes the date that RiverSource Investments acquired Seligman, the Messrs. Maher and Richie had oversight responsibilities for the Seligman funds, which consisted of 59 investment companies, including the Fund, and the New Board members had oversight responsibility of the RiverSource branded funds, which consisted of 104 investment companies.
(3)Ms. Flynn, Mr. Lewis and Ms. Paglia elected to defer a portion of the total cash compensation payable during the period in the amount of $80,667, $69,250 and $167,500, respectively.
(4)Compensation is being deferred.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Series' Chief Compliance Officer, Counsel to the independent Board members, and the Series' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub-committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and, as available, the Seligman funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

Code of Ethics

The funds in the RiverSource Group of Funds (which includes the Seligman funds), RiverSource Investments, the investment manager for the Seligman funds, the distributor of the RiverSource Group of Funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or
(iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

Wellington Management

The subadviser for each Fund except Global Technology Fund, Wellington Management has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act, which permits personnel covered by the rule to invest in securities that may be purchased or held by the Funds. The Series' Board of Directors reviews the code of ethics of Wellington Management at least annually and receives certifications from Wellington Management regarding compliance with such code of ethics annually.

Proxy Voting Policies

GENERAL GUIDELINES, POLICIES AND PROCEDURES

The funds uphold a long tradition of supporting sound and principled corporate governance. The Board, which consists of a majority of independent Board members, determines policies and votes proxies. The funds' investment manager, RiverSource Investments, and the funds' administrator, Ameriprise Financial, provide support to the Board in connection with the proxy voting process.

GENERAL GUIDELINES

Corporate Governance Matters -- The Board supports proxy proposals that it believes are tied to the interests of shareholders and votes against proxy proposals that appear to entrench management. For example:

.. The Board generally votes in favor of proposals for an independent chairman or, if the chairman is not independent, in favor of a lead independent director.

.. The Board supports annual election of all directors and proposals to eliminate classes of directors.

.. In a routine election of directors, the Board will generally vote with management's recommendations because the

 Board believes that management and nominating committees of independent directors are in the best position to know what qualifications are required of directors to form an effective board. However, the Board will generally vote against a nominee who has been assigned to the audit, compensation, or nominating committee if the nominee is not independent of management based on established criteria. The Board will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company and, in general, will vote against nominees who are determined to have been involved in options backdating.

.. The Board generally supports proposals requiring director nominees to receive a majority of affirmative votes cast in order to be elected to the board, and opposes cumulative voting based on the view that each director elected should represent the interests of all shareholders.

.. Votes in a contested election of directors are evaluated on a case-by-case basis. In general, the Board believes that incumbent management and nominating committees, with access to more and better information, are in the best position to make strategic business decisions. However, the Board will consider an opposing slate if it makes a compelling business case for leading the company in a new direction.

Shareholder Rights Plans -- The Board generally supports shareholder rights plans based on a belief that such plans force uninvited bidders to negotiate with a company's board. The Board believes these negotiations allow time for the company to maximize value for shareholders by forcing a higher premium from a bidder, attracting a better bid from a competing bidder or allowing the company to pursue its own strategy for enhancing shareholder value. The Board supports proposals to submit shareholder rights plans to shareholders and supports limiting the vote required for approval of such plans to a majority of the votes cast.

Auditors -- The Board values the independence of auditors based on established criteria. The Board supports a reasonable review of matters that may raise concerns regarding an auditor's service that may cause the Board to vote against a management recommendation, including, for example, auditor involvement in significant financial restatements, options backdating, material weaknesses in control, attempts to limit auditor liability or situations where independence has been compromised.

Stock Option Plans and Other Management Compensation Issues -- The Board expects company management to give thoughtful consideration to providing competitive long-term employee incentives directly tied to the interest of shareholders. The Board votes against proxy proposals that it believes dilute shareholder value excessively. The Board believes that equity compensation awards can be a useful tool, when not abused, for retaining employees and giving them incentives to engage in conduct that will improve the performance of the company. In this regard, the Board generally favors minimum holding periods of stock obtained by senior management pursuant to an option plan and will vote against compensation plans for executives that it deems excessive.

Social and Corporate Policy Issues -- The Board believes proxy proposals should address the business interests of the corporation. Shareholder proposals sometime seek to have the company disclose or amend certain business practices based purely on social or environmental issues rather than compelling business arguments. In general, the Board recognizes our fund shareholders are likely to have differing views of social and environmental issues and believes that these matters are primarily the responsibility of a company's management and its board of directors.

POLICIES AND PROCEDURES

The policy of the Board is to vote all proxies of the companies in which a fund holds investments. Because of the volume and complexity of the proxy voting process, including inherent inefficiencies in the process that are outside the control of the Board or the Proxy Team (below), not all proxies may be voted. The Board has implemented policies and procedures that have been reasonably designed to vote proxies and to ensure that there are no conflicts between interests of a fund's shareholders and those of the funds' principal underwriters, RiverSource Investments, or other affiliated persons. In exercising its proxy voting responsibilities, the Board may rely upon the research or recommendations of one or more third party service providers.

The administration of the proxy voting process is handled by the RiverSource Proxy Administration Team ("Proxy Team"). In exercising its responsibilities, the Proxy Team may rely upon one or more third party service providers. The Proxy Team assists the Board in identifying situations where its guidelines do not clearly require a vote in a particular manner and assists in researching matters and making voting recommendations. RiverSource Investments may recommend that a proxy be voted in a manner contrary to the Board's guidelines. In making recommendations to the Board about voting on a proposal, the investment manager relies on its own investment personnel (or the investment personnel of a fund's subadviser(s)) and information obtained from an independent research firm. The investment manager makes the recommendation in writing. The process requires that Board members who are independent from the investment manager consider the recommendation and decide how to vote the proxy proposal or establish a protocol for voting the proposal.

On an annual basis, or more frequently as determined necessary, the Board reviews recommendations to revise the existing guidelines or add new guidelines. Recommendations are based on, among other things, industry trends and the frequency that similar proposals appear on company ballots.

The Board considers management's recommendations as set out in the company's proxy statement. In each instance in which a fund votes against management's recommendation (except when withholding votes from a nominated director), the Board sends a letter to senior management of the company explaining the basis for its vote. This permits both the company's management and the Board to have an opportunity to gain better insight into issues presented by the proxy proposal(s).

Voting in Countries Outside the United States (Non-U.S. Countries) -- Voting proxies for companies not domiciled in the United States may involve greater effort and cost due to the variety of regulatory schemes and corporate practices. For example, certain non-U.S. countries require securities to be blocked prior to a vote, which means that the securities to be voted may not be traded within a specified number of days before the shareholder meeting. The Board typically will not vote securities in non-U.S. countries that require securities to be blocked as the need for liquidity of the securities in the funds will typically outweigh the benefit of voting. There may be additional costs associated with voting in non-U.S. countries such that the Board may determine that the cost of voting outweighs the potential benefit.

Securities on Loan -- The Board will generally refrain from recalling securities on loan based upon its determination that the costs and lost revenue to the funds, combined with the administrative effects of recalling the securities, generally outweigh the benefit of voting the proxy. While neither the Board nor the funds' administrator assesses the economic impact and benefits of voting loaned securities on a case-by-case basis, situations may arise where the Board requests that loaned securities be recalled in order to vote a proxy. In this regard, if a proxy relates to matters that may impact the nature of a company, such as a proposed merger or acquisition, and the funds' ownership position is more significant, the Board has established a guideline to direct the funds' administrator to use its best efforts to recall such securities based upon its determination that, in these situations, the benefits of voting such proxies generally outweigh the costs or lost revenue to the funds, or any potential adverse administrative effects to the funds, of not recalling such securities.

Investment in Affiliated Funds -- Certain funds may invest in shares of other Seligman funds (referred to in this context as "underlying funds") and may own substantial portions of these underlying funds. The proxy policy of the funds is to ensure that direct public shareholders of underlying funds control the outcome of any shareholder vote. To help manage this potential conflict of interest, recognizing that the direct public shareholders of these underlying funds may represent only a minority interest, the policy of the funds is to vote proxies of the underlying funds in the same proportion as the vote of the direct public shareholders. If there are no direct public shareholders of an underlying fund, the policy is to cast votes in accordance with instructions from the independent members of the Board.

Information regarding how the Series voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, is available
(i) without charge upon request by calling toll free (800) 221-2450 in the U.S. or collect (212) 682-7600 outside the U.S. and (ii) on the SEC's website at www.sec.gov. Information for each new 12-month period ending June 30 will be available not later than August 31 of that year.

              Control Persons and Principal Holders of Securities

Control Persons

As of February 5, 2009, there was no person or persons who controlled any of the Funds, either through a significant ownership of shares or any other means of control.

Principal Holders

As of February 5, 2009, the following principal holders owned 5% or more of the then outstanding shares of capital stock of a Class of shares for the following
Funds:

                                                                                                   Percentage of
                                                                                                   Total Shares
Name and Address                                                                       Fund/Class      Held
----------------                                                                       ----------  -------------
Morgan Stanley & Co., Harborside Financial Center, Plaza II 3/rd/ Floor, Jersey City,  Emerging        25.43%
NJ 07311                                                                               Markets/A

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                   Emerging         7.76%
Jacksonville, FL 32246                                                                 Markets/A

State Street Bank & Trust Co Cust Seligman Asset Allocation Growth Fund, Attn          Emerging         5.82%
Son Diskin, 801 Pennsylvania Ave, Kansas City MO 64105                                 Markets/A

Morgan Stanley & Co., Harborside Financial Center, Plaza II 3/rd/ floor, Jersey City   Emerging         6.11%
NJ 07311                                                                               Markets/B

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                   Emerging        51.10%
Jacksonville, FL 32246                                                                 Markets/C

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001             Emerging         5.08%
                                                                                       Markets/C

State Street Bank & Trust Co., FBO North Carolina College Savings Program              Emerging        36.83%
NCBE, 105 Rosemont Avenue, Westwood, MA 02090                                          Markets/I

Patterson & Co., FBO J. & W. Seligman & Co., Incorporated Matched                      Emerging        14.72%
Accumulation Plan, Attn. Pension Plan Services, 1525 West WT Harris Blvd,              Markets/I
Charlotte, NC 28288

State Street Bank & Trust Co., FBO North Carolina College Savings Program              Emerging        22.17%
NCBD, 105 Rosemont Avenue, Westwood, MA 02090                                          Markets/I

Patterson & Co., FBO The Seligman Data Corp. 401K/Thrift Plan, Attn. Pension           Emerging        13.12%
Plan Services, 1525 West WT Harris Blvd, Charlotte, NC 28288                           Markets/I

State Street Bank & Trust Co., FBO North Carolina College Savings Program              Emerging         9.47%
NCBF, 105 Rosemont Avenue, Westwood, MA 02090                                          Markets/I

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                    Global         16.32%
Jacksonville, FL 32246                                                                 Growth /A

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                    Global         15.14%
Jacksonville, FL 32246                                                                 Growth /B

Morgan Stanley & Co, Harborside Financial Center, Plaza II 3/rd/ Floor, Jersey City     Global          8.60%
NJ 07311                                                                               Growth/B

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                    Global         16.67%
Jacksonville, FL 32246                                                                 Growth/C

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001              Global          6.24%
                                                                                       Growth/C

                                                                                                       Percentage of
                                                                                                       Total Shares
Name and Address                                                                         Fund/Class        Held
----------------                                                                       --------------- -------------
Patterson & Co. FBO J. & W. Seligman & Co., Incorporated Matched Accumulation              Global          89.17%
Plan, Attn. Pension Plan Services, 1525 West WT Harris Blvd, Charlotte, NC 28288          Growth/I

Patterson & Co. FBO The Seligman Data Corp. 401K/Thrift Plan, Attn. Pension                Global          10.72%
Plan Services, 1525 West WT Harris Blvd, Charlotte, NC 28288                              Growth/I

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                       Global          10.50%
Jacksonville, FL 32246                                                                    Smaller
                                                                                        Companies/A

State Street Bank & Trust Co. FBO. Seligman Asset Allocation Growth Fund, 801          Global Smaller       6.75%
Pennsylvania Ave., Kansas City, MO 64105                                                Companies/A

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                       Global          14.46%
Jacksonville, FL 32246                                                                    Smaller
                                                                                        Companies/B

Morgan Stanley & Co., Harborside Financial Center, Plaza II 3/rd/ Floor, Jersey City,      Global           6.53%
NJ 07311                                                                                  Smaller
                                                                                        Companies/B

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                       Global          18.23%
Jacksonville, FL 32246                                                                    Smaller
                                                                                        Companies/C

New Moon Settlement, U/A Dtd Michael Paul Egerton-Vernon, Ttee Ferdinand                   Global          54.52%
Chaffart, Ttee, Rathbone House, 15 Esplanade Channel Islands UK                           Smaller
                                                                                        Companies/I

Virginia Settlement, U/A Dtd Michael Paul Egerton-Vernon, Ttee Ferdinand                   Global          14.90%
Chaffart, Ttee, Rathbone House, 15 Esplanade Channel Islands UK                           Smaller
                                                                                        Companies/I

                                                                                              Percentage of
                                                                                              Total Shares
Name and Address                                                                Fund/Class        Held
----------------                                                              --------------- -------------
State Street Bank & Trust Co., FBO North Carolina College Savings Program     Global Smaller      12.79%
NCBE, 105 Rosemont Avenue, Westwood, MA 02090                                  Companies/I

State Street Bank & Trust Co., FBO North Carolina College Savings Program     Global Smaller       6.88%
NCBD, 105 Rosemont Avenue, Westwood, MA 02090                                  Companies/I

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,              Global          13.63%
Jacksonville, FL 32246                                                         Technology/A

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001        Global           6.75%
                                                                               Technology/A

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,              Global          32.13%
Jacksonville, FL 32246                                                         Technology/B

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001        Global           5.00%
                                                                               Technology/B

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001        Global           6.60%
                                                                               Technology/C

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,              Global          20.21%
Jacksonville, FL 32246                                                         Technology/C

State Street Bank & Trust Co. FBO. Seligman Asset Allocation Moderate Growth  International       11.92%
Fund, 801 Pennsylvania Ave., Kansas City, MO 64105                               Growth/A

                                                                                                      Percentage of
                                                                                                      Total Shares
Name and Address                                                                        Fund/Class        Held
----------------                                                                       -------------- -------------
State Street Bank & Trust Co. FBO. Seligman Asset Allocation Balanced Fund, 801        International
Pennsylvania Ave., Kansas City, MO 64105                                                 Growth/A          6.13%

State Street Bank & Trust Co. FBO. Seligman Asset Allocation Growth Fund, 801          International
Pennsylvania Ave., Kansas City, MO 64105                                                 Growth/A          5.65%

Morgan Stanley & Co., Harborside Financial Center, Plaza II 3/rd/ Floor, Jersey City,  International
NJ 07311                                                                                 Growth/B         23.46%

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001             International
                                                                                         Growth/B         10.11%

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                   International
Jacksonville, FL 32246                                                                   Growth/B          5.02%

CitiGroup Global House Account, 333 West 34/th/ Street, New York, NY 10001             International
                                                                                         Growth/C          5.06%

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,                   International
Jacksonville, FL 32246                                                                   Growth/C         10.10%

State Street Bank & Trust Co., FBO North Carolina College Savings Program              International
NCBE, 105 Rosemont Avenue, Westwood, MA 02090                                            Growth/I         34.03%

State Street Bank & Trust Co., FBO North Carolina College Savings Program              International
NCBG, 105 Rosemont Avenue, Westwood, MA 02090                                            Growth/I         17.34%

State Street Bank & Trust Co., FBO North Carolina College Savings Program              International
NCBF, 105 Rosemont Avenue, Westwood, MA 02090                                            Growth/I         17.48%

State Street Bank & Trust Co., FBO North Carolina College Savings Program              International
NCBD, 105 Rosemont Avenue, Westwood, MA 02090                                            Growth/I         11.91%

Management Ownership

As of February 5, 2009, Directors and officers of the Funds as a group owned less than 1% of the Class A shares of each Fund in the Series. As of February 5, 2009, Directors and officers of the Series did not own any Class B, Class C, Class I or Class R shares of the Funds.

                    Investment Advisory and Other Services

RiverSource Investments

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between the Series (on behalf of each Fund) and RiverSource Investments (the "Management Agreement"), RiverSource Investments became the new investment manager of the Funds effective November 7, 2008. Shareholders of the Funds (other than Seligman Global Technology Fund) also approved at the November meeting a subadvisory agreement between RiverSource Investments and Wellington Management Company, LLP. ("Subadvisory Agreement"),

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the RiverSource Group of Funds, which includes the "RiverSource" funds, "RiverSource Partners" funds, the "Threadneedle" funds and the "Seligman" funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the RiverSource Group of Funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, each Fund will pay RiverSource Investments a fee for managing its assets. The fees paid by each Fund to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

Subject to the control of the Series' Board of Directors, RiverSource Investments is responsible for the investments of each Fund (with the assistance of Wellington Management in the case of the Emerging Markets Fund, the Global Growth Fund, the Global Smaller Companies Fund and the International Growth Fund (collectively, the "Subadvised Funds")). Other than the Subadvisory Agreement with Wellington Management there are no other management-related service contracts under which services are or may be provided to the Funds. No person or persons, other than the directors, officers, employees of RiverSource Investments, or the Series regularly advise the Series or the Funds with respect to their investments (other than as discussed below, Wellington Management).

Each Fund pays RiverSource Investments a fee for its management services equal to a percentage of that Fund's average daily net assets. Each Fund's fee rate declines as that Fund's net assets increase. With respect to the Emerging Markets Fund, RiverSource Investments receives a fee equal to an annual rate of 1.25% of the average daily net assets on the first $1 billion of net assets, 1.15% on the next $1 billion and 1.05% of average daily net assets in excess of $2 billion. With respect to each of the Global Growth Fund and International Growth Fund, RiverSource Investments receives a fee equal to an annual rate of 1.00% of the average daily net assets on the first $50 million of net assets, 0.95% on the next $1 billion and 0.90% of average daily net assets in excess of $1,050,000,000. With respect to the Global Smaller Companies Fund, RiverSource Investments receives a fee equal to an annual rate of 1.00% of the average daily net assets on the first $100 million of net assets and 0.90% of average daily net assets in excess of $100 million. The management fee rate with respect to the Global Technology Fund is equal to an annual rate of 1.00% of average daily net assets on the first $2 billion of net assets, 0.95% of average daily net assets on the next $2 billion and 0.90% of average daily net assets in excess of $4 billion.

The following table indicates the management fees paid by each Fund as well as the percentage of each Fund's average daily net assets for the fiscal years ended October 31, 2008, 2007 and 2006 (RiverSource Investments became the manager of the Funds on November 7, 2008).

                                                 Management      % of
                                     Fiscal Year    Fee     Average Daily
      Fund                              Ended     Paid ($)  Net Assets (%)
      ----                           ----------- ---------- --------------
      Emerging Markets Fund.........  10/31/08   $1,587,834      1.25%
                                      10/31/07    1,481,382      1.25
                                      10/31/06    1,227,598      1.25

      Global Growth Fund............  10/31/08   $  371,413      1.00%
                                      10/31/07      415,810      1.00
                                      10/31/06      477,772      1.00

      Global Smaller Companies Fund.  10/31/08   $1,772,967      0.95%
                                      10/31/07    2,081,618      0.95
                                      10/31/06    1,902,324      0.95

      Global Technology Fund........  10/31/08   $3,571,473      1.00%
                                      10/31/07    3,876,481      1.00
                                      10/31/06    3,726,566      1.00

      International Growth Fund.....  10/31/08   $  813,827      0.98%
                                      10/31/07      986,014      0.97
                                      10/31/06      843,575      0.98

Each Fund pays all its expenses other than those assumed by the RiverSource Investments, including fees payable to RiverSource Investments for its services under the terms of the Management Agreement, taxes, brokerage commissions and charges in connection with the purchase and sale of assets, premium on the bond required by Rule 17g-1 under the 1940 Act, fees and expenses of attorneys
(i) it employs in matters not involving the assertion of a claim by a third party against a Fund, its Board members and officers, (ii) it employs in conjunction with a claim asserted by the Board against RiverSource Investments, except that RiverSource Investments shall reimburse the Series (or a Fund thereof, as the case may be) for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or RiverSource Investments agrees, that it is liable in whole or in part to the Series (or a Fund thereof, as the case may be), (iii) it employs to assert a claim against a third party, and (iv) it or RiverSource Investments employs, with the approval of the Board, to assist in the evaluation of certain investments or other matters related to the management of the Series, fees paid for the qualification and registration for public sale of the securities of a Fund under the laws of the United States and of the several states in which such securities shall be offered for sale, fees of consultants employed by the Series, Board member, officer and employee expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for Board members, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the Board members, officers and employees, except the Series will not pay any fees or expenses of any person who is an officer or employee of RiverSource Investments or its affiliates, filing fees and charges incurred by the Series in connection with filing any amendment to its organizational documents, or incurred in filing any other document with the state where the Series is organized or its political subdivisions, organizational expenses of the Series, expenses incurred in connection with lending portfolio securities of a Fund, expenses properly payable by the Series and approved by the Board, and other expenses payable by the Series pursuant to separate agreement of the Series and any of its service providers.

The Management Agreement provides that it is effective on November 7, 2008 and shall continue in full force and effect until November 7, 2010, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of a Fund and by a vote of a majority of Directors who are not parties to the Management Agreement or interested persons of any such party). The Management Agreement may be terminated by either a Fund or RiverSource Investments at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of a Fund. The Management Agreement will terminate automatically in the event of its assignment, as such term is defined in the 1940 Act.

Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under the Management Agreement, neither RiverSource Investments, nor any of its respective directors, officers, partners, principals, employees, or agents will be liable for any acts or omissions or for any loss suffered by the Series or its shareholders or creditors. Each of RiverSource Investments, and its respective directors, officers, partners, principals, employees and agents, will be entitled to rely, and will be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Series or its agents which is believed in good faith to be accurate and reliable. RiverSource Investments does not warrant any rate of return, market value or performance of any assets in a Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, the Series does not waive any right which it may have under such laws or regulations.

Subadvisory Arrangement

On September 15, 2003, Wellington Management assumed responsibility for providing investment advisory services to the Subadvised Funds. The subadvisory arrangement between Seligman (the predecessor investment manager) and Wellington Management was approved initially by the Board of Directors of the Series in respect of each Subadvised Fund on September 4, 2003. The engagement by Seligman of Wellington Management was approved by the shareholders of each Subadvised Fund at a special meeting held on December 4, 2003. The subadvisory arrangement between RiverSource Investments and Wellington Management was initially approved by the Directors on July 29, 2008. The engagement by RiverSource Investments of Wellington Management was approved by the shareholders of each Subadvised Fund at a special meeting held on November 3, 2008.

At the July 29, 2008 meeting, the Board of Directors approved the Management Agreement as well the Subadvisory Agreement. These new agreements became effective on November 7, 2008.

The fees payable by each Subadvised Fund did not increase as a result of the engagement of Wellington Management. The fees of Wellington Management are paid by RiverSource Investments (not by the Subadvised Fund), and the fees payable by each Subadvised Fund to RiverSource Investments were unchanged.

Wellington Management is a Massachusetts limited liability partnership with principal offices at 75 State Street, Boston, Massachusetts 02109. Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of January 31, 2009, Wellington Management had investment management authority with respect to approximately $402 billion in assets (which does not include agency mortgage-backed security pass-through accounts managed for the federal reserve).

Under the Subadvisory Agreement, Wellington Management is responsible for providing investment advisory services to each Subadvised Fund. Wellington Management is also responsible for selecting brokers for the execution of purchases and sales on behalf of each Subadvised Fund.

Terms of the Subadvisory Agreement

Services. Under the Subadvisory Agreement, Wellington Management, subject to the control of the Board of Directors and in accordance with the objectives, policies and principles of the relevant Subadvised Fund set forth in the applicable Prospectus and this SAI and the requirements of the 1940 Act and other applicable law, furnishes RiverSource Investments and each Subadvised Fund with such investment advice, research and assistance as RiverSource Investments or the Subadvised Fund shall from time to time reasonably request. In this regard, it is the responsibility of Wellington Management, in respect of each Subadvised Fund: (i) to participate in the development of the Subadvised Fund's overall investment strategy and in the determination of investment allocations; (ii) to provide investment advice and research to the Subadvised Fund with respect to existing and potential investments in securities, including company visits and meetings with management; (iii) to determine securities and other assets for investment; (iv) to select brokers and dealers; (v) to cause the execution of trades, including foreign exchange dealings; and (vi) unless otherwise agreed to by RiverSource Investments, vote proxies solicited by or with respect to issuers of securities in which assets of the Subadvised Funds may be invested from time to time. Wellington Management's responsibilities extend to all of each Subadvised Fund's assets. Under the Management Agreement, RiverSource Investments has responsibility for investment management services provided under the Subadvisory Agreement.

Liability. The Subadvisory Agreement provides that, subject to Section 36 of the 1940 Act, Wellington Management shall not be liable to the Series for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of its duties under the Subadvisory Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Subadvisory Agreement, provided, however, that Wellington Management will be liable for any loss incurred by the Series, any Subadvised Fund, RiverSource Investments or their respective affiliates to the extent such losses arise out of any act or omission directly attributable to Wellington Management which results, directly or indirectly, in a material error in the net asset value of a Subadvised Fund.

Compensation. Under the Subadvisory Agreement, Wellington Management receives in respect of each Subadvised Fund each month a fee calculated on each day during such month at the annual rates set forth below:

                                  Subadvisory Fee as a Percentage of Average
   Subadvised Fund                             Daily Net Assets
   ---------------                ------------------------------------------
   Emerging Markets Fund.........                    0.65%
   Global Growth Fund............
   -up to $50 million............                    0.45%
   -over $50 million.............                    0.40%
   International Growth Fund.....
   -up to $50 million............                    0.45%
   -over $50 million.............                    0.40%
   Global Smaller Companies Fund.
   -up to $100 million...........                    0.75%
   -over $100 million............                    0.65%

This fee is paid by RiverSource Investments and does not affect the total fee paid by any Subadvised Fund to RiverSource Investments pursuant to the New Management Agreement.

Expenses. Pursuant to the Subadvisory Agreement, Wellington Management pays all of its expenses arising from the performance of its duties under the Subadvisory Agreement, other than the cost of securities, including brokerage commissions and similar fees and charges for the acquisition, disposition, lending or borrowing of each Subadvised Fund's investments.

Termination. The Subadvisory Agreement provides that it is effective
November 7, 2008 and will continue in effect until November 7, 2010, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act. The Subadvisory Agreement may be terminated at any time, with respect to a Subadvised Fund, without payment of penalty, by the Subadvised Fund on 60 days' written notice to Wellington Management by vote of the Directors of the Series or by vote of the majority of the outstanding voting securities (as defined by the 1940 Act) of the Subadvised Fund. The Subadvisory Agreement also provides that it may also be terminated, with respect to a Subadvised Fund, by Wellington Management or RiverSource Investments at any time upon not less than 60 days' written notice to the other and to the Series. The Subadvisory Agreement will automatically terminate in the event of its assignment in respect of a Subadvised Fund, and upon termination of the Management Agreement in respect of a Subadvised Fund.

Principal Underwriter

RiverSource Fund Distributors, Inc., formerly known as Seligman Advisors Inc. (an affiliate of RiverSource Investments), located at 100 Park Avenue, New York, New York 10017, acts as general distributor of the shares of each Fund, the other Seligman mutual funds, as well as the other funds in the RiverSource Group of Funds. The distributor is an "affiliated person" (as defined in the 1940 Act) of RiverSource Investments, which is itself an affiliated person of the Funds. Those individuals identified above under "Management Information" as directors or officers of both the Funds and the distributor are affiliated persons of both entities.

Administrative Services

Under an Administrative Services Agreement effective November 7, 2008, Ameriprise Financial administers certain aspects of the Series' business and other affairs at no cost. Ameriprise Financial provides the Series with such office space, and certain administrative, accounting and other services and executive and other personnel as are necessary for Series operations. Ameriprise Financial pays all of the compensation of Board members of the Series who are employees or consultants of RiverSource Investments and of the officers and employees of the Series. Ameriprise Financial reserves the right to seek Board approval to increase the fees payable by a Fund of the Series under the Administrative Services Agreement. However, Ameriprise Financial anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund(s) will inform shareholders prior to the effectiveness of such increase. Ameriprise Financial also provides senior management for Seligman Data Corp. ("SDC").

Other Investment Advice

No person or persons, other than directors, officers, employees of RiverSource Investments or Wellington Management regularly advise the Funds or RiverSource Investments with respect to the Funds' investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares of the Funds, as set forth below: Class A shares:

                                                            Regular Dealer
                            Sales Charge     Sales Charge    Reallowance
                              as a % of      as a % of Net    as a % of
     Amount of Purchase   Offering Price(1) Amount Invested Offering Price
     ------------------   ----------------- --------------- --------------
     Less than $ 50,000..       5.75%            6.10%           5.00%
     $50,000 - $ 99,999..       4.50             4.71            4.00
     $100,000 - $249,999.       3.50             3.63            3.00
     $250,000 - $499,999.       2.50             2.56            2.25
     $500,000 - $999,999.       2.00             2.04            1.75
     $1,000,000 and over.          0                0               0

--------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.

Rule 12b-1 Plans

Each Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under its 12b-1 Plan, each Fund may pay to the distributor an administration, shareholder services and distribution fee in respect of the Fund's Class A, Class B, Class C and Class R shares. (There is no administration, shareholder services and distribution fee in respect of any Fund's Class I shares.) Payments under the 12b-1 Plan may include, but are not limited to:
(1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in a Fund; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Fund shareholders; and (3) otherwise promoting the sale of shares of a Fund, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and defraying the distributor's costs incurred in connection with its marketing efforts with respect to shares of a Fund. RiverSource Investments may also make similar payments to the distributor from its own resources, which may include the management fee that RiverSource Investments receives from each Fund. Payments made by each Fund under its Rule 12b-1 Plan are intended to be used to encourage sales of such Fund, as well as to discourage redemptions.

Fees paid by each Fund under its 12b-1 Plan with respect to any class of shares may not be used to pay expenses incurred solely in respect of any other class or any other Seligman fund. Expenses attributable to more than one class of a Fund are allocated between the classes in accordance with a methodology approved by the Series' Board of Directors. Each Fund may participate in joint distribution activities with other Seligman funds, and the expenses of such activities will be allocated among the applicable funds based on relative sales, in accordance with a methodology approved by the Board.

Class A

Under its 12b-1 Plan, each Fund, with respect to Class A shares, is authorized to pay monthly to the distributor a service fee at an annual rate of up to 0.25% of the average daily net asset value of the Class A shares. This fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Directors. The Funds are not obligated to pay the distributor for any such costs it incurs in excess of the fee described above. No expenses incurred in one fiscal year by the distributor with respect to Class A shares of a Fund may be paid from Class A 12b-1 fees received from that Fund in any other fiscal year. If a Fund's 12b-1 Plan is terminated in respect of Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by that Fund to the distributor with respect to Class A shares. The total amount paid by each Fund to the distributor in respect of Class A shares for the fiscal year ended October 31, 2008 and such amounts as a percentage of Class A shares' average daily net assets, were as follows:

                                              Total   % of Average
             Fund                           Fees Paid  Net Assets
             ----                           --------- ------------
             Emerging Markets Fund......... $165,246      0.25%
             Global Growth Fund............   56,368      0.25
             Global Smaller Companies Fund.  230,850      0.25
             Global Technology Fund........  623,168      0.25
             International Growth Fund.....   99,447      0.25

Class B

Under its 12b-1 Plan, each Fund, with respect to Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class B shares. This fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased the distributor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale of Class B shares (i) a 4% sales commission to Service Organizations and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to the distributor to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to the distributor. A small portion of the distribution fee is paid to the distributor in connection with sales of Class B shares for which no commissions are paid; the distributor may pay this portion of the distribution fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by the distributor exclusively to make payments to Service Organizations, which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by the distributor or the Purchasers in any one year upon the initial purchase of Class B shares of a Fund may exceed the 12b-1 fees paid by that Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one fiscal year to be paid from Class B 12b-1 fees received from the Fund in any other fiscal year; however, in any fiscal year the Funds are not obligated to pay any 12b-1 fees in excess of the fees described above. the distributor and the Purchasers are not reimbursed for expenses which exceed such fees. If a Fund's 12b-1 Plan is terminated in respect of Class B shares, no amounts (other than amounts accrued but not yet paid) would be owed by that Fund to the distributor or the Purchasers with respect to Class B shares. The total amount paid by each Fund in respect of Class B shares for the fiscal year ended October 31, 2008, was equal to 1% per annum of the Class B shares' average daily net assets, as follows:

                                                     Total
                    Fund                           Fees Paid
                    ----                           ---------
                    Emerging Markets Fund......... $ 55,576
                    Global Growth Fund............   23,251
                    Global Smaller Companies Fund.   44,658
                    Global Technology Fund........  158,593
                    International Growth Fund.....   55,984

Class C

Under the 12b-1 Plan, each Fund, with respect to Class C shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class C shares. This fee is used by the distributor as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any CDSC proceeds, to
(1) reimburse the distributor for its (A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or, (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse the distributor for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C shares sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the entire 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Funds. The total amount paid by each Fund to the distributor in respect of Class C shares for the fiscal year ended October 31, 2008 was equal to 1% per annum of the average daily net assets of Class C shares and Class D shares, which converted to Class C shares on May 16, 2008, as follows:

                                                     Total
                    Fund                           Fees Paid
                    ----                           ---------
                    Emerging Markets Fund......... $190,827
                    Global Growth Fund............   60,255
                    Global Smaller Companies Fund.  194,613
                    Global Technology Fund........  485,775
                    International Growth Fund.....  126,315

The amounts expended by the distributor in any one year with respect to Class C shares of a Fund may exceed 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class C shares in one fiscal year to be paid from Class C 12b-1 fees received from the Fund in any other fiscal year; however, in any fiscal year the Funds are not obligated to pay any 12b-1 fees in excess of the fees described above.

As of September 30, 2008 (the most recent date such information was available), the distributor incurred the following amounts of expenses in respect of each Fund's Class C shares and Class D shares that were not reimbursed from the amounts received from each Fund's 12b-1 Plan. Also shown below are percentages of each Fund's net assets:

                                  Amount of Unreimbursed
                                  Expenses Incurred with    % of the Net Assets of
                               Respect to Class C and Class       Class C at
Fund                                     D Shares             September 30, 2008
----                           ---------------------------- ----------------------
Emerging Markets Fund.........          $1,322,946                   5.39%
Global Growth Fund............           1,513,818                  22.00
Global Smaller Companies Fund.           4,263,821                  14.42
Global Technology Fund........           5,771,566                   8.44
International Growth Fund.....           1,916,941                  13.56

If the 12b-1 Plan is terminated in respect to Class C shares of any Fund, no amounts (other than amounts accrued but not yet paid) would be owed by that Fund to the distributor with respect to Class C shares.

Class R

Under the 12b-1 Plan, the Funds, with respect to Class R shares, are authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 0.50% of the average daily net asset value of the Class R shares. This 12b-1 fee is comprised of (1) a distribution fee equal to 0.25% of the average daily net assets attributable to the Class R shares and (2) a service fee of up to 0.25% of the average daily net asset value of the Class R shares. The 12b-1 fee is used by the distributor in one of two ways, depending on the payout option chosen by Service Organizations. This fee is used by the distributor as follows:

Option 1 - Service Organization opts for time of sale payment. A distribution fee of 0.25% of the average daily net assets attributable to such Class R shares is used, along with any CDSC proceeds, to (1) reimburse the distributor for its payment at the time of sale of Class R shares of a 0.75% sales commission to the Service Organization, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class R shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class R shares is used to reimburse the distributor for its prepayment to the Service Organization at the time of sale of Class R shares of a service fee of 0.25% of the net asset value of the Class R shares sold (for shareholder services to be provided to Class R shareholders over the course of the one year immediately following the sale). After the initial one-year period following a sale of Class R shares, the 0.25% servicing fee is used to reimburse the distributor for its payments to the Service Organization for providing continuing shareholder services. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations at the time of sale as service fees.

Option 2 - Service Organization does not opt for time of sale payment. The entire 12b-1 fee attributable to the sale of the Class R shares, along with any CDSC proceeds, is used to (1) reimburse the distributor for its on-going payment of the entire 12b-1 fees attributable to such Class R shares to the Service Organization for providing continuing shareholder services and distribution assistance in respect of the Fund and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and other marketing costs of the distributor.

The total amount paid by each Fund to the distributor in respect of Class R shares for the fiscal year ended October 31, 2008 was equal to 0.50% per annum of the Class R shares' average daily net assets, as follows:

                                                     Total
                    Fund                           Fees Paid
                    ----                           ---------
                    Emerging Markets Fund.........  $50,182
                    Global Growth Fund............      597
                    Global Smaller Companies Fund.    3,269
                    Global Technology Fund........    9,095
                    International Growth Fund.....    2,810

The amounts expended by the distributor in any one year with respect to Class R shares of each Fund may exceed the 12b-1 fees paid by a Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class R shares in one fiscal year to be paid from Class R 12b-1 fees in any other fiscal year; however, in any fiscal year the Funds are not obligated to pay any 12b-1 fees in excess of the fees described above.

As of September 30, 2008 (the most recent date such information was available), the distributor incurred the following amounts of expenses in respect of each Fund's Class R shares that were not reimbursed from the amounts received from each Fund's 12b-1 Plan. Also shown are the amounts of percentages of each Fund's net assets:

                                         Amount of              % of the
                                   Unreimbursed Expenses     Net Assets of
                                  Incurred with Respect to     Class R at
   Fund                                Class R Shares      September 30, 2008
   ----                           ------------------------ ------------------
   Emerging Markets Fund.........         $158,910                1.70%
   Global Growth Fund............            2,597                1.69
   Global Smaller Companies Fund.           19,703                3.15
   Global Technology Fund........           53,410                2.17
   International Growth Fund.....           12,979                2.46

If the 12b-1 Plan is terminated in respect of Class R shares of a Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to Class R shares.

Payments made by each Fund under its 12b-1 Plan in respect of Class A, Class B, Class C and Class R shares for the fiscal year ended October 31, 2008, were spent on the following activities in the following amounts:

                                         Compensation  Compensation
                                              to            to           Other
Fund/Class                               Underwriters Broker/Dealers Compensation*
----------                               ------------ -------------- -------------
Emerging Markets Fund/Class A...........   $      0      $165,246             0
Emerging Markets Fund/Class B*..........         93        15,175        40,308
Emerging Markets Fund/Class C**.........     33,816       157,011             0
Emerging Markets Fund/Class R...........      2,257        47,925             0

Global Growth Fund/Class A..............   $      0      $ 56,368      $      0
Global Growth Fund/Class B*.............         10         6,267        16,974
Global Growth Fund/Class C**............      6,804        53,451             0
Global Growth Fund/Class R..............        109           488             0

Global Smaller Companies Fund/Class A...   $      0      $230,850      $      0
Global Smaller Companies Fund/Class B*..        112        12,201        32,345
Global Smaller Companies Fund/Class C**.     29,394       165,219             0
Global Smaller Companies Fund/Class R...        629         2,640             0

Global Technology Fund/Class A..........   $      0      $623,168      $      0
Global Technology Fund/Class B*.........          0        44,398       114,195
Global Technology Fund/Class C**........    106,168       379,607             0
Global Technology Fund/Class R..........      1,512         7,583             0

International Growth Fund/Class A.......   $      0      $ 99,447      $      0
International Growth Fund/Class B*......        258        15,320        40,406
International Growth Fund/Class C**.....     20,351       105,964             0
International Growth Fund/Class R.......        164         2,646             0

--------
* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.
** Includes payments with respect to Class C shares and Class D shares, which converted to Class C shares on May 16, 2008.

The 12b-1 Plan with respect to the International Growth Fund was initially approved on July 15, 1993 by the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Fund ("Qualified Directors") and by the shareholders of such Fund on September 21, 1993. The 12b-1 Plan with respect to the Emerging Markets Fund was originally approved on March 21, 1996 by the Board of Directors, including a majority of the Qualified Directors, and by the sole shareholder of each Class of shares of the Fund on May 10, 1996. The 12b-1 Plan with respect to the Global Growth Fund was originally approved on September 21, 1995 by the Board of Directors, including a majority of the Qualified Directors, and by the sole shareholder of such Fund on October 30, 1995. The 12b-1 Plan with respect to the Global Smaller Companies Fund was originally approved on July 16, 1992 by the Board of Directors, including a majority of the Qualified Directors. Amendments to the 12b-1 Plan of Global Smaller

Companies Fund were approved by the Board of Directors of the Fund, including a majority of the Qualified Directors, on March 18, 1993 and the amended 12b-1 Plan was approved by the shareholders of the Global Smaller Companies Fund on May 20, 1993. The 12b-1 Plan with respect to the Global Technology Fund was originally approved on March 17, 1994 by the Board of Directors, including a majority of the Qualified Directors, and by the sole shareholder of such Fund on that date. The 12b-1 Plans were approved in respect of the Class B shares of each Fund other than the Emerging Markets Fund on March 21, 1996 by the Board of Directors, including a majority of the Qualified Directors, and by the sole shareholder of each such Fund's Class B shares on that date, and became effective in respect of such Class B shares on April 22, 1996. In addition, the 12b-1 Plans were approved with respect of Class C shares of each Fund on May 20, 1999 by the Directors, including a majority of the Qualified Directors, and became effective in respect of each Fund's Class C shares on June 1, 1999. The 12b-1 Plans were approved in respect of Class R shares of each Fund on March 20, 2003 by the Board of Directors, including a majority of Qualified Directors, and became effective in respect of each Fund's Class R shares on April 30, 2003.

The 12b-1 Plans will continue in effect through December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors and the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval. No material amendment to the 12b-1 Plans may be made except by a majority of both the Directors and Qualified Directors. The 12b-1 Plans may not be amended to increase materially the amounts payable to Service Organizations with respect to a Class without the approval of a majority of the outstanding voting securities of such Class. If the amount payable in respect of Class A shares under a Fund's 12b-1 Plan is proposed to be increased materially, the Fund will either (i) permit holders of Class B shares to vote as a separate class on the proposed increase or
(ii) establish a new class of shares subject to the same payment under the 12b-1 Plan as existing Class A shares, in which case Class B shares will thereafter convert into the new class instead of into Class A shares.

The 12b-1 Plans require that the Treasurer of the Series shall provide to the Directors and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plans. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Series be made by such disinterested Directors. The 12b-1 Plans are reviewed annually by the Directors.

RiverSource Services, Inc., formerly known as Seligman Services, Inc. ("RiverSource Services") acts as a broker/dealer of record for shareholder accounts that do not have a designated financial advisor. As such, it receives compensation pursuant to each Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the fiscal year ended October 31, 2008, RiverSource Services received service fees pursuant to each Fund's 12b-1 Plan as follows:

                                                 Service Fees
                                                   Paid to
                                                 RiverSource
                                                   Services
                  Fund                               2008
                  ----                           ------------
                  Emerging Markets Fund.........   $ 6,947
                  Global Growth Fund............     3,729
                  Global Smaller Companies Fund.     9,125
                  Global Technology Fund........    28,362
                  International Growth Fund.....     4,186

Other Service Providers

The Seligman funds have entered into an agreement with Board Services Corporation ("Board Services") located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

SDC, which is owned by certain other Seligman funds, is the shareholder servicing agent and dividend paying agent for the Funds through May 8, 2009. SDC charges the Funds at cost for its services. These costs may include amounts paid by SDC to financial intermediaries and other third parties who provide subtransfer-agency services. Certain officers and directors of the Funds are also officers and directors of SDC. SDC's address is 100 Park Avenue, New York, New York 10017.

Effective May 9, 2009, RiverSource Service Corporation ("RSC") will become the Seligman funds' transfer and shareholder service agent (RSC already serves as transfer and shareholder service agent for the other funds in the RiverSource Group of Funds). RSC provides or compensates others to provide transfer agency services to the RiverSource Group of Funds.

                              Portfolio Managers

For purposes of this discussion, each member of a Fund's portfolio team is referred to as a "portfolio manager". The following table sets forth certain additional information with respect to the portfolio managers of each Fund. Unless noted otherwise, all information is provided as of October 31, 2008.

Other Accounts Managed by Portfolio Managers. Table A below identifies, for each of the portfolio managers, the number of accounts managed (other than the Fund managed by its portfolio manager) and the total assets in such accounts, within each of the following categories: other registered investment companies, other pooled investment vehicles, and other accounts. Table B identifies, for each of the portfolio managers of each Fund, only those accounts that have an advisory fee based on performance of the account. For purposes of these tables, each series or portfolio of a registered investment company will be counted as a separate registered investment company.

Table A:

                                    Registered Investment       Other Pooled Investment
Portfolio Manager/Fund                   Companies                      Vehicles                  Other Accounts
----------------------          ------------------------------ --------------------------- ------------------------------
Vera M. Trojan, Emerging        2 Other Registered Investment     10 Pooled Investment        10 Other Accounts with
Markets Fund                           Companies with                Vehicles with             approximately $842.5
                                 approximately $76.3 million   approximately $1.4 billion  million in total assets under
                                    in total assets under        in total assets under              management.
                                         management.                  management.

Matthew D. Hudson, Global            12 Other Registered          16 Pooled Investment        19 Other Accounts with
Growth Fund                       Investment Companies with          Vehicles with          approximately $2.6 billion
                                approximately $2.8 billion in  approximately $2.5 billion      in total assets under
                                     total assets under          in total assets under              management.
                                         management.                  management.

Andrew S. Offit, Global Growth       13 Other Registered          16 Pooled Investment        19 Other Accounts with
Fund                              Investment Companies with          Vehicles with          approximately $2.6 billion
                                approximately $2.8 billion in  approximately $2.5 billion      in total assets under
                                     total assets under          in total assets under              management.
                                         management.                  management.

Table A continued:

                                    Registered Investment       Other Pooled Investment
Portfolio Manager/Fund                   Companies                      Vehicles                 Other Accounts
----------------------          ------------------------------ --------------------------- ---------------------------
Jean-Marc Berteaux, Global           12 Other Registered          16 Pooled Investment       19 Other Accounts with
Growth Fund                       Investment Companies with          Vehicles with         approximately $2.6 billion
                                approximately $2.7 billion in  approximately $2.5 billion    in total assets under
                                     total assets under          in total assets under            management.
                                         management.                  management.

Andrew S. Offit, International       13 Other Registered          17 Pooled Investment       19 Other Accounts with
Growth Fund                       Investment Companies with          Vehicles with         approximately $2.6 billion
                                approximately $2.7 billion in  approximately $2.5 billion    in total assets under
                                     total assets under          in total assets under            management.
                                         management.                  management.

Jean-Marc Berteaux,                 12 Other Registered            16 Pooled Investment          19 Other Accounts with
International Growth Fund        Investment Companies with     Vehicles with approximately    approximately $2.6 billion in
                               approximately $2.7 billion in   $2.5 billion in total assets        total assets under
                                    total assets under              under management.                  management.
                                        management.

Matthew D. Hudson,                  12 Other Registered            12 Pooled Investment          19 Other Accounts with
International Growth Fund        Investment Companies with     Vehicles with approximately    approximately $2.6 billion in
                               approximately $2.7 billion in   $2.5 billion in total assets        total assets under
                                    total assets under              under management.                  management.
                                        management.

Jamie A. Rome, Global Smaller  5 Other Registered Investment       12 Pooled Investment          16 Other Accounts with
Companies Fund                        Companies with           Vehicles with approximately    approximately $1.5 billion in
                               approximately $286.6 million   $638.8 million in total assets       total assets under
                                   in total assets under            under management.                  management.
                                        management.

Simon H. Thomas, Global        2 Other Registered Investment       10 Pooled Investment           6 Other Accounts with
Smaller Companies Fund                Companies with           Vehicles with approximately    approximately $237.4 million
                               approximately $286.6 million   $241.5 million in total assets      in total assets under
                                   in total assets under            under management.                  management.
                                        management.

Richard M. Parower, Global     3 Other Registered Investment   5 Pooled Investment Vehicles       5 Other Accounts with
Technology Fund                       Companies with             with approximately $1.6      approximately $175.3 million
                               approximately $2.4 billion in  billion in total assets under       in total assets under
                                    total assets under                 management.                     management.
                                        management.

Paul H. Wick, Global           3 Other Registered Investment   5 Pooled Investment Vehicles       4 Other Accounts with
Technology Fund                       Companies with             with approximately $1.6      approximately $175.7 million
                               approximately $2.4 billion in  billion in total assets under       in total assets under
                                    total assets under                 management.                     management.
                                        management.

Reema D. Shah, Global          3 Other Registered Investment   5 Pooled Investment Vehicles       5 Other Accounts with
Technology Fund                       Companies with             with approximately $1.6      approximately $176.4 million
                               approximately $2.4 billion in  billion in total assets under       in total assets under
                                    total assets under                 management.                     management.
                                        management.

Table A continued:


                                   Registered Investment        Other Pooled Investment
Portfolio Manager/Fund                  Companies                      Vehicles                   Other Accounts
----------------------         ------------------------------ ---------------------------- ------------------------------
Ajay Diwan, Global Technology  3 Other Registered Investment      5 Pooled Investment          6 Other Accounts with
Fund                                  Companies with                 Vehicles with             approximately $179.2
                               approximately $2.4 billion in  approximately $1.6 billion   million in total assets under
                                    total assets under           in total assets under              management.
                                        management.                   management.

Benjamin Lu, Global            1 Other Registered Investment      2 Pooled Investment          1 Other Accounts with
Technology Fund                 Company with approximately           Vehicles with            approximately $6,000 in
                               $4.3 million in total assets   approximately $30.7 million       total assets under
                                     under management.           in total assets under              management.
                                                                      management.

Table B:

                                 Registered Investment   Other Pooled Investment
Portfolio Manager/Fund                Companies                 Vehicles                Other Accounts
----------------------          ------------------------ -----------------------  ----------------------------
Vera M. Trojan, Emerging        0 Registered Investment   0 Pooled Investment        1 Other Account with
Markets Fund                          Companies.               Vehicles.          approximately $30.5 million
                                                                                     in total assets under
                                                                                          management.

Matthew D. Hudson, Global       0 Registered Investment   0 Pooled Investment        1 Other Account with
Growth Fund                           Companies.               Vehicles.          approximately $94.5 million
                                                                                     in total assets under
                                                                                          management.

Andrew S. Offit, Global Growth  0 Registered Investment   0 Pooled Investment        1 Other Account with
Fund                                  Companies.               Vehicles.          approximately $94.5 million
                                                                                     in total assets under
                                                                                          management.

Jean-Marc Berteaux, Global      0 Registered Investment   0 Pooled Investment        1 Other Account with
Growth Fund                           Companies.               Vehicles.          approximately $94.5 million
                                                                                     in total assets under
                                                                                          management.

Andrew S. Offit, International  0 Registered Investment   0 Pooled Investment        1 Other Account with
Growth Fund                           Companies.               Vehicles.          approximately $94.5 million
                                                                                     in total assets under
                                                                                          management.

Jean-Marc Berteaux,             0 Registered Investment   0 Pooled Investment        1 Other Account with
International Growth Fund             Companies.               Vehicles.          approximately $94.5 million
                                                                                     in total assets under
                                                                                          management.

Table B continued:

                                   Registered Investment       Other Pooled Investment
Portfolio Manager/Fund                  Companies                      Vehicles                  Other Accounts
----------------------         ------------------------------ --------------------------- ------------------------------
Matthew D. Hudson,                0 Registered Investment        0 Pooled Investment          1 Other Account with
International Growth Fund               Companies.                    Vehicles.            approximately $94.5 million
                                                                                              in total assets under
                                                                                                   management.

Jamie A. Rome, Global Smaller     0 Registered Investment        0 Pooled Investment            0 Other Accounts.
Companies Fund                          Companies.                    Vehicles.

Simon H. Thomas, Global           0 Registered Investment        0 Pooled Investment            0 Other Accounts.
Smaller Companies Fund                  Companies.                    Vehicles.

Richard M. Parower, Global        0 Registered Investment        2 Pooled Investment          1 Other Account with
Technology Fund                         Companies.                  Vehicles with             approximately $173.7
                                                              approximately $1.6 billion  million in total assets under
                                                                in total assets under              management.
                                                                     management.

Paul H. Wick, Global              0 Registered Investment        2 Pooled Investment          1 Other Account with
Technology Fund                         Companies.                  Vehicles with             approximately $173.7
                                                              approximately $1.6 billion  million in total assets under
                                                                in total assets under              management.
                                                                     management.

Reema D. Shah, Global             0 Registered Investment        2 Pooled Investment          1 Other Account with
Technology Fund                         Companies.                  Vehicles with             approximately $173.7
                                                              approximately $1.6 billion  million in total assets under
                                                                in total assets under              management.
                                                                     management.

Ajay Diwan, Global Technology     0 Registered Investment        2 Pooled Investment          1 Other Account with
Fund                                    Companies.                  Vehicles with             approximately $173.7
                                                              approximately $1.6 billion  million in total assets under
                                                                in total assets under              management.
                                                                     management.

Benjamin Lu, Global            0 Other Registered Investment     0 Pooled Investment           0 Other Accounts.
Technology Fund                         Companies.                    Vehicles.

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine, portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between the portfolio managers' management of each Fund's investments and investments in other accounts.

Compensation:

Compensation of Portfolio Managers of Global Technology Fund. As compensation for their responsibilities, each of Messrs. Parower, Wick, Diwan and Lu and Ms. Shah received a base salary and bonus for the year ended December 31, 2008, which was determined by Seligman, the Fund's predecessor investment manager.

For the year ended December 31, 2008, the bonuses were allocated (as described below) from a bonus pool which is based upon (i) the weighted-average pre-tax investment performance of the Seligman funds and institutional accounts managed by Seligman's Technology Group (other than those attributable to funds in or contemplating liquidation) as compared with the investment results of a group of competitor funds over a rolling three-year period (ending November 30th);
(ii) the annual revenues generated from such Seligman funds and accounts, and
(iii) a portion of the management and performance fees generated for Seligman's privately offered pooled investment vehicles.

The allocation of bonuses from the pool to each portfolio manager was based on numerous qualitative and quantitative factors relating to the particular portfolio manager, which included, among other things, an evaluation of: skills as a research analyst (i.e., quality of research); particular contributions to their investment team (as well as their contributions to other Seligman investment teams); ability to take initiative with respect to new roles/responsibilities; leadership abilities and potential for growth as a portfolio manager; ability to assimilate new concepts and ideas; ability to work within a team structure; and the competitive environment for the portfolio manager's services. Mr. Wick retained the balance of the pool, after allocating to each of the above portfolio managers and other members of Seligman's Technology Group.

For 2009, as determined by RiverSource Investments, portfolio manager compensation is typically comprised of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, wrap accounts, institutional portfolios and hedge funds. With respect to hedge funds and separately managed accounts that follow a hedge fund mandate, funding for the bonus pool is a percentage of performance fees earned on the hedge funds or accounts managed by the portfolio managers.

Senior management of RiverSource Investments has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. The investment management fees charged on their hedge fund investments are waived or reimbursed.

RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Certain investment personnel are also eligible to defer a portion of their compensation. An individual making this type of election can allocate the deferral to the returns associated with one or more products they manage or support or to certain other products managed by their investment team. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

Compensation of Portfolio Managers of Subadvised Funds. Wellington Management receives a fee based on the assets under management of each Subadvised Fund as set forth in the Subadvisory Agreement between Wellington Management and RiverSource Investments on behalf of the Subadvised Funds. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to each Subadvised Fund. The following information relates to the fiscal year ended October 31, 2008.

Wellington Management's compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management's compensation of the Subadvised Funds' managers listed in the Prospectus who are primarily responsible for the day-to-day management of the Subadvised Funds ("Investment Professionals") includes a base salary and incentive components. The base salary for each Investment Professional who is a partner of Wellington Management is determined by the Managing Partners of the firm. A partner's base salary is generally a fixed amount that may change as a result of an annual review. The base salaries for the other Investment Professionals are determined by the Investment Professionals' experience and performance in their roles as Investment Professionals. Base salaries for Wellington Management employees are reviewed annually and may be adjusted based on the recommendation of an Investment Professional's manager, using guidelines established by Wellington Management's Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm. Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the relevant Subadvised Fund managed by the Investment Professional and generally each other accounts managed by such Investment Professional. Each Investment Professional's incentive payment relating to the relevant Subadvised Fund is linked to the gross pre-tax performance of the portion of the relevant Subadvised Fund managed by the Investment Professional compared to the benchmark index and/or peer group identified below over one and three year periods, with an emphasis on three year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other accounts managed by the Investment Professionals, including accounts with performance fees. With respect to the non-North American portion of the Global Smaller Companies Fund, the Investment Professional's incentive payment was a flat rate which was not linked to benchmark performance prior to January 1, 2006.

Portfolio-based incentives across all accounts managed by an investment professional can, and typically do, represent a significant portion of an investment professional's overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management's business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than account performance. Each partner of Wellington Management is eligible to participate in a partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula. Messrs. Berteaux, Offit and Rome and Ms. Trojan are partners of the firm.

Subadvised Fund                           Benchmark Index and/or Peer for the Incentive Period
---------------                         ---------------------------------------------------------
Seligman Emerging Markets Fund          MSCI Emerging Markets Index
Seligman Global Growth Fund             MSCI World Growth Index (prior to 3/1/06 MSCI World
                                        Index)
Seligman International Growth Fund      MSCI EAFE Growth Index (prior to 3/1/06 MSCI EAFE Index)
Seligman Global Smaller Companies Fund  S&P North America under USD $2 billion (Mr. Rome)
                                        S&P EPAC under USD $2 billion (Mr. Thomas) (prior to
                                        January 1, 2006 not linked to a benchmark)

Conflicts of Interest:

RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Series and may include a performance based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, competing investment decisions made for different accounts and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager's Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

Wellington Management. Individual investment professionals at Wellington Management manage multiple accounts for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions, such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. The Investment Professionals generally manage accounts in several different investment styles. These accounts may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the relevant Subadvised Fund. The Investment Professionals make investment decisions for each account, including the relevant Subadvised Fund, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that account. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one account and not another account, and the performance of securities purchased for one account may vary from the performance of securities purchased for other accounts. Alternatively, these accounts may be managed in a similar fashion to the relevant Subadvised Fund and thus the accounts may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the relevant Subadvised Fund.

An Investment Professionals or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the relevant Subadvised Fund, or make investment decisions that are similar to those made for the relevant Subadvised Fund, both of which have the potential to adversely impact the relevant Subadvised Fund depending on market conditions. For example, an investment professional may purchase a security in one account while appropriately selling that same security in another account. Similarly, an Investment Professional may purchase the same security for the relevant Subadvised Fund and one or more other accounts at or about the same time, and in those instances the other accounts will have access to their respective holdings prior to the public disclosure of the relevant Subadvised Fund's holdings. In addition, some of these accounts have fee structures, including performance fees, which are or have the potential to be higher, in some cases significantly higher, than the fees Wellington Management receives for managing the Subadvised Funds. Because incentive payments paid by Wellington Management to the Investment Professionals are tied to revenues earned by Wellington Management and, where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management's goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary account guidelines, the allocation of IPOs, and compliance with the firm's Code of Ethics, and places additional investment restrictions on investment professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management's investment professionals. Although Wellington Management does not track the time an investment professional spends on a single account, Wellington Management does periodically assess whether an investment professional has adequate time and resources to effectively manage the investment professional's various client mandates.

Securities Ownership. As of October 31, 2008, Mr. Parower owned over $100,000 and Mr. Lu owned between $1-$10,000 of shares of the Global Technology Fund. Mr. Thomas owned between $10,001-$50,000 of shares of the Global Smaller Companies Fund and Mr. Offit owned between $10,001-$50,000 of shares of each of the Global Growth Fund and the International Growth Fund. Other than as described above, the portfolio managers do not own shares of the Fund(s) to which he/she provides portfolio management services.

                   Brokerage Allocation and Other Practices

Brokerage Transactions

Both RiverSource Investments and Wellington Management (with respect to the Subadvised Funds) will seek the most favorable price and execution in the purchase and sale of portfolio securities of each Fund. When two or more investment companies in the Seligman Funds or other investment advisory clients of RiverSource Investments or Wellington Management, as the case may be, desire to buy or sell the same security at the same time and the order is placed with same trading desk of RiverSource Investments, the securities purchased or sold are allocated by RiverSource Investments or Wellington Management, as the case may be, in a manner believed to be equitable. There may be possible advantages or disadvantages of such transactions with respect to price or the size of positions readily obtainable or saleable.

The Funds, RiverSource Investments and the distributor have a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that attempt to take advantage of planned portfolio transactions for each Fund.

In over-the-counter markets, the Funds deal with responsible primary market makers unless a more favorable execution or price is believed to be obtainable. Each Fund may buy securities from or sell securities to dealers acting as principal in accordance with applicable law.

For the fiscal years ended October 31, 2008, 2007 and 2006, the Funds paid total brokerage commissions to others for execution, research and statistical services in the following amounts:

                                               Total Brokerage
                                               Commissions Paid
                                       --------------------------------
        Fund                              2008       2007       2006
        ----                           ---------- ---------- ----------
        Emerging Markets Fund......... $  586,513 $  431,401 $  504,450
        Global Growth Fund............     54,857     76,680    136,373
        Global Smaller Companies Fund.    497,581    475,552    453,346
        Global Technology Fund........  1,747,855  2,082,502  2,625,504
        International Growth Fund.....    634,696    589,465    382,448

Commissions

For the fiscal years ended October 31, 2008, 2007 and 2006, the Funds did not execute any portfolio transactions with, and therefore did not pay any commissions to, any broker affiliated with the Funds, Seligman (the Fund's investment manager prior to November 7, 2008), Wellington Management or the distributor.

Brokerage Selection

With respect to the Funds, RiverSource Investments and Wellington Management (in the case of the Subadvised Funds) select broker dealers with the goal of obtaining "best execution". RiverSource Investments and Wellington Management will consider a full range and quality of a broker-dealer's services, such as price, market familiarity, reliability, integrity, commission rates, execution and settlement capabilities, ability to handle large orders, financial condition, technological infrastructure and operational capabilities, willingness to commit capital and the brokerage and research services provided or made available by the broker-dealer. These brokerage and research services, including supplemental investment research, analysis, and reports concerning issuers, industries, and securities, may be useful to RiverSource Investments and Wellington Management in connection with services to clients other than the Funds. The relative weighting given to any of the criteria mentioned above depends on a variety of factors including the nature of the transaction, the market on which a particular trade is being executed and the number of broker-dealers making a market in the security to be traded. While RiverSource Investments and Wellington Management seek reasonably competitive spreads or commissions, the Funds do not necessarily pay the lowest possible spread or commission.

Although sales of investment company shares will not be considered in selecting broker-dealers to effect securities transactions, RiverSource Investments offers its services through the broker-dealer selling networks and expects that nearly all broker-dealers that effect securities transactions for the Seligman funds will have a relationship with RiverSource Investments or its affiliates to distribute shares of the investment companies or other investment products offered by RiverSource Investments. With respect to the Funds, RiverSource Investments and Wellington Management rank broker-dealers through an internal voting process which considers the services provided by broker-dealers excluding investment company or product sales by that broker-dealer.

With respect to the Funds, in connection with any agency trades, RiverSource Investments determines the reasonableness of the commissions to be paid to a broker-dealer based upon the quality of the brokerage and research services provided, or arranged for, and as a result, may select a broker-dealer whose commission costs may be higher than another would have charged.

With respect to the Funds, RiverSource Investments and Wellington Management monitor and evaluate the performance and execution capabilities of broker-dealers through which they place orders and periodically review their policies with regard to negotiating commissions or mark-ups for the Funds in light of current market conditions, statistical studies and other available information.

Regular Broker-Dealers

During the Funds' fiscal year ended October 31, 2008, the Funds did not acquire securities of any of their regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents, with the exception of the Global Growth Fund. At October 31, 2008, the Global Growth Fund held securities of Goldman Sachs Group and JPMorgan Chase, with a value of $360,750 and $420,750, respectively.

                      Capital Stock and Other Securities

Capital Stock

The Series is authorized to issue 2,000,000,000 shares of common stock, each with a par value of $0.001 each, divided into five different series, which represents each of the Funds. The Global Technology Fund has four classes, designated Class A common stock, Class B common stock, Class C common stock and Class R common stock. Each of the other Funds has five classes, designated Class A common stock, Class B common stock, Class C common stock, Class I common stock and Class R common stock. Each share of a Fund's Class A, Class B, Class C, Class I and Class R common stock is equal as to earnings, assets, and voting privileges, except that each Class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Series has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Series' Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. All shares have noncumulative voting rights for the election of directors. Each outstanding share is fully paid and non-assessable, and each is freely transferable. There are no liquidation, conversion, or preemptive rights.

Other Securities

The Series has no authorized securities other than common stock.

                  Purchase, Redemption, and Pricing of Shares

Purchase of Shares

Class A

Purchase Price. Class A shares may be purchased at a price equal to the next determined net asset value per share, plus an initial sales charge.

Employee and Family Members. Class A shares of the Funds may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Funds, the other Seligman funds, and RiverSource Investments and its affiliates. Family members are defined to include lineal descendants and lineal ancestors, siblings (and their spouses and children) and any company or organization controlled by any of the foregoing. Such sales may also be made to employee benefit plans and thrift plans for such persons and to any investment advisory, custodial, trust or other fiduciary account managed or advised by RiverSource Investments or any affiliate. The sales may be made for investment purposes only, and shares may be resold only to the Funds. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales related expenses as compared with sales to the general public.

If you are eligible to purchase Class A shares without a sales charge or qualify for volume discounts, you should inform your financial advisor, financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

Purchases of Class A shares by a "single person" (as defined below under "Persons Entitled to Reductions") may be eligible for the following reductions in initial sales charges:

Discounts and Rights of Accumulation. Reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of a Fund and in Class A shares of other Seligman mutual funds (excluding Class A shares of the Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the breakpoint discount thresholds for Class A shares described in the Prospectus (the "Breakpoint Discounts).

The value the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman mutual funds if those investments are held in your accounts with a different intermediary or with SDC.

Discounts and rights of accumulation apply with respect to your investments in the Seligman mutual funds only. Any investment that you may have in shares of a RiverSource fund, RiverSource Partners fund or Threadneedle fund will not be aggregated with your investments in the Seligman mutual funds for the purpose of determining eligibility for any Breakpoint Discount or reduced sales charge (this same policy also applies in connection with a letter of intent, as described below).

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows an investor to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed in the Prospectus, based on the total amount of Class A shares of a Fund that the letter states the investor intends to purchase plus the total net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase under the letter of intent will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent. In the event that you do not fulfill your obligations and the amount of any outstanding sales charge is greater than the value of the shares in escrow, you will be required to pay the difference. If the amount of the outstanding sales charge is less than the value of the shares in escrow, you will receive any shares remaining in the escrow after shares, with a value equal to the amount of the outstanding sales charge, are redeemed by the transfer agent.

Persons Entitled To Reductions. Reductions in initial sales charges apply to purchases of Class A shares in an account held by a "single person". A "single person" includes an individual; members of a family unit comprising husband, wife and minor children; or a trustee or other fiduciary purchasing for a single fiduciary account. Employee benefit plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, organizations tax exempt under
Section 501(c)(3) or (13) of the Internal Revenue Code, and non-qualified employee benefit plans that satisfy uniform criteria are also considered "single persons" for this purpose. The uniform criteria are as follows:

   1. Employees must authorize the employer, if requested by a Fund, to receive in bulk and to distribute to each participant on a timely basis the Fund Prospectuses, reports, and other shareholder communications.

   2. Employees participating in a plan will be expected to make regular periodic investments (at least annually). A participant who fails to make such investments may be dropped from the plan by the employer or the Fund 12 months and 30 days after the last regular investment in his account. In such event, the dropped participant would lose the discount on share purchases to which the plan might then be entitled.

   3. The employer must solicit its employees for participation in such an employee benefit plan or authorize and assist an investment dealer in making enrollment solicitations.

Eligible Employee Benefit Plans. The table of sales charges in the Prospectus applies to sales to "eligible employee benefit plans," except that the Fund may sell shares at net asset value to "eligible employee benefit plans" which have at least $2 million in plan assets at the time of investment in the Funds, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination. "Eligible employee benefit plan" means any plan or arrangement, whether or not tax qualified, which provides for the purchase of Fund shares. Sales to eligible employee benefit plans are believed to require limited sales effort and sales-related expenses and therefore are made at net asset value. However, Section 403(b) Plans sponsored by public educational institutions are not eligible for net asset value purchases based on the aggregate investment made by the plan or number of eligible employees.

Sales to eligible employee benefit plans must be made in connection with a payroll deduction system of plan funding or other systems acceptable to SDC. Contributions or account information for plan participation also should be transmitted to SDC by methods which it accepts. Additional information about "eligible employee benefit plans" is available from financial advisors or the distributor.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Further Types of Reductions. Class A shares may also be issued without an initial sales charge in the following instances:

(1)to any registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in Fund shares;

(2)to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act;

(3)to registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the distributor;

(4)to financial institution trust departments;

(5)to registered investment advisers exercising discretionary investment authority with respect to the purchase of Fund shares;

(6)to accounts of financial institutions or authorized dealers or investment advisors that charge account management fees, provided RiverSource Investments or one of its affiliates has entered into an agreement with respect to such accounts;

(7)pursuant to sponsored arrangements with organizations which make recommendations to, or permit group solicitations of, its employees, members or participants in connection with the purchase of shares of the Fund;

(8)to other Seligman funds in connection with a deferred fee arrangement for outside directors, or pursuant to a "fund of funds" in the Seligman funds;

(9)to certain "eligible employee benefit plans" as discussed above;

(10)to those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by RiverSource Investments, or to their directors or trustees; and

(11)in connection with sales pursuant to a retirement plan alliance program which has a written agreement with the distributor; and

(12)to participants in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in
    Section 401(a), 401(k), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts", for which Charles Schwab & Co., Inc. or an affiliate acts a broker-dealer, trustee, or record keeper.

CDSC Applicable to Class A Shares. Class A shares purchased without an initial sales charge due to a purchase of $1,000,000 or more, either alone or through a volume discount, Right of Accumulation or letter of intent, are subject to a CDSC of 1% on redemptions of such shares within 18 months of purchase. Employee benefit plans eligible for net asset value sales may be subject to a CDSC of 1% for terminations at the plan level only, on redemptions of shares purchased within 18 months prior to plan termination, except that any such plan that is or was a separate account client of the investment manager at the time of initial investment in a Seligman mutual fund (or within the prior 30 days) will not be subject to a CDSC on redemption of any shares. Other available reductions will not be subject to a 1% CDSC. The 1% CDSC will be waived on shares that were purchased through Morgan Stanley Dean Witter & Co. by certain Chilean institutional investors (i.e. pension plans, insurance companies, and mutual funds). Upon redemption of such shares within an 18-month period, Morgan Stanley Dean Witter will reimburse the distributor a pro rata portion of the fee it received from the distributor at the time of sale of such shares.

See "CDSC Waivers" below for other waivers which may be applicable to Class A shares.

Class B

Class B shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class B shares are subject to a CDSC if the shares are redeemed within six years of purchase at rates set forth in the table below, charged as a percentage of the current net asset value or the original purchase price, whichever is less.

                  Years Since Purchase                   CDSC
                  --------------------                   ----
                  Less than 1 year......................  5%
                  1 year or more but less than 2 years..  4%
                  2 years or more but less than 3 years.  3%
                  3 years or more but less than 4 years.  3%
                  4 years or more but less than 5 years.  2%
                  5 years or more but less than 6 years.  1%
                  6 years or more.......................  0%

Approximately eight years after purchase, Class B shares will convert automatically to Class A shares. Shares purchased through reinvestment of dividends and distributions on Class B shares also will convert automatically to Class A shares along with the underlying shares on which they were earned.

Conversion occurs during the month which precedes the eighth anniversary of the purchase date. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period of the shares exchanged will be tacked onto the holding period of the shares acquired. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the new Class B shares. In addition, Class B shares of the Fund acquired by exchange will be subject to the Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the Class B shares of the Seligman mutual fund from which the exchange has been made.

Class C

Class C shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class C shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class C shares do not convert to Class A shares.

Class I

Class I shares may be purchased at a price equal to the next determined net asset value. Class I shares are not subject to any initial or contingent deferred sales charges or distribution expense. This Class, however, is only offered to certain types of investors. Persons who are eligible to purchase Class I shares of the Fund are described in the Prospectus for the Class I shares. Unlike Class B shares, Class I shares do not convert to Class A shares.

Class R

Class R shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class R shares are subject to a CDSC of 1% if the shares are redeemed within one year of the plan's initial purchase of Class R shares, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class R shares do not convert to Class A shares.

Systematic Withdrawals. Class B, Class C and Class R shareholders of a Fund may use the Systematic Withdrawal Plan to withdraw up to 12%, 10% and 10%, respectively, of the value of their accounts per year without the imposition of a CDSC. Account value is determined as of the date the systematic withdrawals begin.

CDSC Waivers. The CDSC on Class B, Class C and Class R shares (and certain Class A shares, as discussed above) will be waived or reduced in the following instances:

(1)on redemptions following the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code) of a shareholder or beneficial owner;

(2)in connection with (1) distributions from retirement plans qualified under
   Section 401(a) of the Internal Revenue Code when such redemptions are necessary to make distributions to plan participants (such payments include, but are not limited to, death, disability, loans, retirement, or separation of service), (2) distributions from a custodial account under
   Section 403(b)(7) of the Internal Revenue Code or an IRA due to death, disability, or minimum distribution requirements after attainment of age
   70 1/2 or, for accounts established prior to January 1, 1998, attainment of age 59 1/2, and (3) a tax-free return of an excess contribution to an IRA;

(3)in whole or in part, in connection with shares sold to current and retired Directors of the Funds;

(4)in whole or in part, in connection with shares sold to any state, county, or city or any instrumentality, department, authority, or agency thereof, which is prohibited by applicable investment laws from paying a sales load or commission in connection with the purchase of any registered investment management company;

(5)in whole or in part, in connection with systematic withdrawals;

(6)in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, or retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with the distributor that contemplates a waiver of CDSCs;

(7)on incidental redemptions to cover administrative expenses (such expenses include, but are not limited to, trustee fees, wire fees or courier fees) not to exceed $25.00 per occurrence;

(8)on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and

(9)on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of the investment manager at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund.

If, with respect to a redemption of any Class A, Class B, Class C or Class R shares sold by a dealer, the CDSC is waived because the redemption qualifies for a waiver as set forth above, the dealer shall remit to the distributor promptly upon notice, an amount equal to the payment or a portion of the payment made by the distributor at the time of sale of such shares.

Payment in Securities. In addition to cash, the Funds may accept securities in payment for Fund shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, a Fund will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if RiverSource Investments determines that the offered securities are a suitable investment for the Fund and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that a Fund would not accept securities with a value of less than $100,000 per issue in payment for shares. A Fund may reject in whole or in part offers to pay for Fund shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for Fund shares at any time without notice. The Funds will not accept restricted securities in payment for shares. The Funds will value accepted securities in the manner provided for valuing portfolio securities. Any securities accepted by a Fund in payment for the Fund's shares will have an active and substantial market and have a value which is readily ascertainable.

Fund Reorganizations

Class A shares may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of shares of a Fund if the Fund is combined with another Seligman mutual fund, or in connection with a similar reorganization transaction.

Offering Price

When you buy or sell Fund shares, you do so at the Class's net asset value ("NAV") next calculated after the distributor or SDC accepts your request. However, in some cases, the Funds have authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Funds. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of a Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class is computed by dividing such class's share of the value of the net assets of the Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of the Fund, including the management fee, are accrued daily and taken into account for the purpose of determining NAV. The NAV of Class B, Class C and Class R shares will generally be lower than the NAV of Class A shares as a result of the higher 12b-1 fees with respect to such shares, which in turn will be lower than the NAV of Class I shares, which have no 12b-1 fee and which may have lower expenses.

Each Fund's portfolio securities, including open short positions and options written, are generally valued at the last sale price on the securities exchange or securities market on which such securities primarily are traded. Securities traded on over-the-counter market are valued at the last sales price on the primary exchange or market on which they are traded. Based on policies approved by the Board, securities not listed on an exchange or securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and asked price, except in the case of open short positions where the asked price is available. In addition, trading in most foreign securities markets, as well as US Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of regular trading on the NYSE. The values of the securities used in computing the net asset value of the shares of each Fund are generally determined as of such times. However, since the closing prices for securities traded on markets and exchanges outside the US may not fully reflect events that occur after the local markets close but before the close of the NYSE, the Board of Directors of the Series has authorized the use of a third party pricing service on a regular basis to recommend adjustments to the local closing prices of certain foreign equity securities in order to determine the fair value of such securities. The adjustments are based on a statistical analysis of the historical relationships between the price movements of a security and independent variables such as US market movements, sector movements, movements in the ADR of a security (if any) and movements in country or regional ETFs or future contracts. The factors used vary with each security, depending on which factors have been most important historically.

In addition, if RiverSource Investments concludes that the most recently reported (or closing) price of a security held by a Fund is no longer valid or reliable, or such price is otherwise unavailable, RiverSource Investments will value such security based upon its fair value as determined in accordance with procedures approved by the Board of Directors. In addition, fair value pricing may also be utilized, in accordance with procedures approved by the Board of Directors, in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, or extreme market volatility. Foreign currency exchange rates are also generally determined in accordance with procedures approved by the Board of Directors. Any other assets for which recent market quotations are not readily available are valued at fair value as determined in accordance with procedures approved by the Board of Directors.

Short-term holdings maturing in 60 days or less are valued at current market quotations or amortized cost if RiverSource Investments believes it approximates fair value. Short-term obligations with more than 60 days remaining to maturity will be valued at current market value until the sixtieth day prior to maturity, and will then be valued as described above for short-term holdings maturing in 60 days or less. Foreign currency exchange rates are also determined in accordance with procedures approved by the Board of Directors.

For purposes of determining the net asset value per share of a Fund, all assets and liabilities initially expressed in foreign currencies will be converted into US dollars on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

Specimen Price Make-Up

Under the current distribution arrangements between the Funds and the distributor, Class A shares are sold with a maximum initial sales charge of 5.75% and Class B, Class C, Class I and Class R shares are sold at NAV/(1)/. Using each Class's NAV at October 31, 2008, the maximum offering price of each Fund's shares is as follows:

Class A

                                                                 Global
                                                Emerging Global  Smaller    Global   International
                                                Markets  Growth Companies Technology    Growth
                                                  Fund    Fund    Fund       Fund        Fund
                                                -------- ------ --------- ---------- -------------
Net asset value per share......................  $7.40   $5.46    $8.25     $11.77       $7.81
Maximum sales charge (5.75% of Offering price).   0.45    0.33     0.50       0.72        0.48
                                                 -----   -----    -----     ------       -----
Offering price to public.......................  $7.85   $5.79    $8.75     $12.49       $8.29
                                                 =====   =====    =====     ======       =====

Class B

                                                                    Global
                                                   Emerging Global  Smaller    Global   International
                                                   Markets  Growth Companies Technology    Growth
                                                     Fund    Fund    Fund       Fund        Fund
                                                   -------- ------ --------- ---------- -------------
Net asset value and Offering price per share/(1)/.  $6.50   $4.90    $6.92     $10.24       $6.75
                                                    =====   =====    =====     ======       =====

Class C

                                                                    Global
                                                   Emerging Global  Smaller    Global   International
                                                   Markets  Growth Companies Technology    Growth
                                                     Fund    Fund    Fund       Fund        Fund
                                                   -------- ------ --------- ---------- -------------
Net asset value and Offering price per share/(1)/.  $6.52   $4.90    $6.95     $10.25       $6.77

Class I

                                                               Global
                                              Emerging Global  Smaller  International
                                              Markets  Growth Companies    Growth
                                                Fund    Fund    Fund        Fund
                                              -------- ------ --------- -------------
Net asset value and Offering price per share.  $7.99   $5.70    $8.68       $8.38
                                               =====   =====    =====       =====

Class R

                                                                    Global
                                                   Emerging Global  Smaller    Global   International
                                                   Markets  Growth Companies Technology    Growth
                                                     Fund    Fund    Fund       Fund        Fund
                                                   -------- ------ --------- ---------- -------------
Net asset value and Offering price per share/(1)/.  $7.36   $5.40    $8.13     $11.62       $7.72
                                                    =====   =====    =====     ======       =====

--------
(1)Class B shares are subject to a CDSC, declining from 5% in the first year after purchase to 0% after six years. Class C shares are subject to a 1% CDSC if you redeem your shares within one year of purchase. Class R shares are subject to a 1% CDSC on shares redeemed within one year of a retirement plan's initial purchase.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectuses. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which made the disposal by the Funds of their shares impracticable or it is not reasonably practicable for the Funds to fairly determine the value of their respective net assets; or (iii) such other periods as ordered by the SEC for the protection of the Funds' shareholders. Under these circumstances, redemption proceeds may be made in securities. If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

The Global Smaller Companies Fund reserves the right to satisfy redemption requests, in whole or in part, with an in-kind transfer of that Fund's portfolio securities. Shareholders receiving a payment in the form of securities may incur expenses, including brokerage expenses, in converting these securities into cash. No shareholder will have the right to require any distribution of any assets of the Fund (or any other Fund in the Series) in kind.

Anti-Money Laundering

As part of the Series' responsibility for the prevention of money laundering, you may be required by the Series, RiverSource Investments, the distributor or SDC or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Series, the distributor or SDC or their service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Series. The Series, by written notice to you, may suspend payment to you of any proceeds or distributions if the Series, the distributor or SDC or their service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Series, RiverSource Investments, the distributor or SDC or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Funds have no arrangements with any person to permit frequent trading of Fund shares.

                            Taxation of the Series

US Federal Income Taxes. Each Fund is qualified and intends to continue to qualify for each taxable year for tax treatment as a "regulated investment company" under Subchapter M of the Internal Revenue Code. For each year so qualified, each Fund will not be subject to federal income taxes on its investment company taxable income and net capital gains, if any, realized during any taxable year, which it distributes to shareholders, provided that at least 90% of its investment company taxable income (which includes net short-term capital gains) is distributed to shareholders each year.

Qualification does not, of course, involve governmental supervision of management or investment practices or policies. Investors should consult their own counsel for a complete understanding of the requirements a Fund must meet to qualify for such treatment. The information set forth in the Prospectuses and the following discussion relate solely to the US Federal income taxes on dividends and distributions by a Fund and assumes that each Fund qualifies as a regulated investment company. Investors should consult their own counsel for further details, including their possible entitlement to foreign tax credits that might be "passed through" to them under the rules described below, and the application of state and local tax laws to each of their particular situations.

Dividends from net investment income (other than "qualified dividend income") and distributions from the excess of net short-term capital gains over net long-term capital losses are taxable as ordinary income to shareholders, whether received in cash or reinvested in additional shares. For taxable years beginning before January 1, 2011 qualified dividend income will be taxed at a reduced rate to individuals of generally 15% (5% for individuals in lower tax brackets). Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (e.g., generally foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradeable on an established securities market in the United States). The amount of dividend income that may be designated as "qualified dividend income" by a Fund will generally be limited to the aggregate of the eligible dividends received by a Fund. In addition, each Fund must meet certain holding period requirements with respect to the shares on which the Fund received the eligible dividends, and the non-corporate US shareholder must meet certain holding period requirements with respect to the Fund shares.

If for any year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

Distributions of net capital gains (i.e., the excess of net long-term capital gains over any net short-term capital losses) are taxable as long-term capital gain, whether received in cash or invested in additional shares, regardless of how long the shares have been held by a shareholder. Individual shareholders will be subject to federal income tax on distributions of net capital gains at a maximum rate of 15% if designated as derived from each Fund's capital gains from property held for more than one year and recognized in taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by a Fund will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

As of October 31, 2008, the Global Growth Fund, Global Smaller Companies Fund, Global Technology Fund and International Growth Fund had net capital loss carryforwards for federal income tax purposes of $45,810,332, $12,733,602, $376,499,822 and $$26,719,082, respectively, which are available for offset against future taxable net capital gains, expiring in various amounts through 2016. Accordingly, no capital gain distributions are expected to be paid to shareholders of these Funds until net capital gains have been realized in excess of the available capital loss carryforwards.

Dividends and distributions declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by the Fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

Any gain or loss realized upon a sale or redemption of shares in a Fund by a shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. Capital gain of a non-corporate US shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in respect of shares that are held for more than one year. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as long-term capital loss to the extent of the long-term capital gain distribution. In addition, no loss will be allowed on the sale or other disposition of shares of a Fund if, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquires (including shares acquired through dividend reinvestment) securities that are substantially identical to the shares of the Fund.

In determining gain or loss on shares of a Fund that are sold or exchanged within 90 days after acquisition, a shareholder generally will not be permitted to include in the tax basis attributable to such shares the sales charge incurred in acquiring such shares to the extent of any subsequent reduction of the sales charge by reason of the exchange or reinstatement options offered by a Fund. Any sales charge not taken into account in determining the tax basis of shares sold or exchanged within 90 days after acquisition will be added to the shareholder's tax basis in the shares acquired pursuant to the exchange or reinstatement options.

Each Fund is subject to a 4% nondeductible excise tax on amounts required to be but not distributed under a prescribed formula. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund's ordinary income for the calendar year, at least 98% of its capital gain net income realized during the one-year period ending October 31 during such year, and all ordinary income and capital gain net income for prior years that was not previously distributed. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax.

Income received by a Fund from sources within various foreign countries may be subject to foreign income tax. Each Fund also may be subject to foreign taxes on capital gains realized from the sale of securities in certain countries. If more than 50% of the value of a Fund's total assets at the close of its taxable year consists of the stock or securities of foreign corporations, such Fund may elect to "pass through" to its shareholders the amount of foreign income taxes paid by such Fund. Pursuant to such election, shareholders would be required:
(i) to include in gross income, even though not actually received, their respective pro-rata shares of a Fund's gross income from foreign sources; and
(ii) either to deduct their pro-rata share of foreign taxes in computing their taxable income, or to use such share as a foreign tax credit against Federal income tax (but not both). No deduction for foreign taxes could be claimed by a shareholder who does not itemize deductions.

Shareholders who choose to utilize a credit (rather than a deduction) for foreign taxes will be subject to the limitation that the credit may not exceed the shareholder's US tax (determined without regard to the availability of the credit) attributable to his or her total foreign source taxable income. For this purpose, the portion of dividends and distributions paid by a Fund from its foreign source income will be treated as foreign source income. Each Fund's gains from the sale of securities will generally be treated as derived from US sources, and certain foreign currency gains and losses likewise will be treated as derived from US sources. The limitation on the foreign tax credit is applied separately to foreign source "passive income," such as the portion of dividends received from a Fund, which qualifies as foreign source income. Because of these limitations, shareholders may be unable to claim a credit for the full amount of their proportionate shares of the foreign income taxes paid by a Fund.

Each Fund intends for each taxable year to meet the requirements of the Internal Revenue Code to "pass through" to its shareholders foreign income taxes paid, but there can be no assurance that a Fund will be able to do so. Each shareholder will be notified within 60 days after the close of each taxable year of each Fund if the foreign taxes paid by such Fund will be "passed through" for that year, and, if so, the amount of each shareholder's pro-rata share (by country) of (i) the foreign taxes paid, and (ii) such Fund's gross income from foreign sources. Of course, shareholders who are not liable for Federal income taxes, such as retirement plans qualified under Section 401 of the Internal Revenue Code, will not be affected by any such "pass through" of foreign tax credits.

Investments in Passive Foreign Investment Companies. If a Fund purchases shares in certain foreign investment entities, referred to as "passive foreign investment companies" (PFICs under the Internal Revenue Code), the Fund itself may be subject to US Federal income tax, and an additional charge in the nature of interest, on a portion of any "excess distribution" from such company or gain from the disposition of such shares, even if the distribution or gain is paid by such Fund as a dividend to its shareholders. If the Fund were to invest in an eligible PFIC and elected to treat the PFIC as a qualified electing fund (a "QEF"), in lieu of the foregoing requirements, the Fund would be required to include each year in its income and distribute to shareholders in accordance with the distribution requirements of the Internal Revenue Code, a pro rata portion of the QEF's ordinary earnings and net capital gain, whether or not distributed by the QEF to the Fund. Alternatively, the Fund could elect to "mark to market" at the end of each taxable year all shares that it holds in PFICs. If it made this election, the Fund would be required to include in income each year and distribute to shareholders in accordance with the distribution requirements of the Internal Revenue Code, an amount equal to the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the adjusted basis of such stock at that time. The Fund would be allowed a deduction for the excess, if any, of the adjusted basis of the PFIC stock over its fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the stock included by the Fund for prior taxable years. The Fund will make appropriate basis adjustments in the PFIC stock to take into account the mark-to-market amounts.

Certain Foreign Currency Transactions. Gains or losses attributable to foreign currency contracts, or to fluctuations in exchange rates that occur between the time a Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss. Similarly, gains or losses on disposition of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition also may be treated as ordinary gain or loss. To the extent treated as ordinary gains or losses, these gains or losses increase or decrease the amount of a Fund's net investment income available to be distributed to its shareholders as ordinary income.

Options Transactions. A special "marked-to-market" system governs the taxation of "section 1256 contracts," which include certain listed options. Each Fund may invest in such section 1256 contracts. In general, gain or loss on section 1256 contracts will be taken into account for tax purposes when actually realized. In addition, any section 1256 contracts held at the end of a taxable year will be treated as sold at fair market value (that is, marked-to-market), and the resulting gain or loss will be recognized for tax purposes. In general, gain or loss recognized by a Fund on the actual or deemed disposition of a section 1256 contract will be treated as 60% long-term and 40% short-term capital gain or loss, regardless of the period of time the section 1256 contract is actually held by such Fund. Each Fund can elect to exempt its section 1256 contracts which are part of a "mixed" straddle from the application of section 1256.

Unless a shareholder includes a certified taxpayer identification number (social security number for individuals) on the account application and certifies that the shareholder is not subject to backup withholding, the Funds are required to withhold and remit to the US Treasury Department a portion of distributions and other reportable payments to the shareholder. Shareholders should be aware that, under regulations promulgated by the US Treasury Department, a Fund may be fined on an annual basis for each account for which a certified taxpayer identification number (social security number for individuals) is not provided. In the event that such a fine is imposed, the Fund may charge a service fee equal to such fine that may be deducted from the shareholder's account and offset against any undistributed dividends and capital gain distributions. The Funds also reserve the right to close any account which does not have a certified taxpayer identification number or social security number, as applicable.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from a Fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from a Fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from a Fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of that Fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations. In the case of foreign non-corporate shareholders, a Fund may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish that Fund with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of a Fund by an individual foreign shareholder will not be subject to US federal gift tax, but the value of shares of a Fund held by such a shareholder at his death will generally be includible in his gross estate for US federal estate tax purposes, subject to any applicable estate tax treaty.

Shareholders are urged to consult their tax advisors concerning the effect of federal income taxes in their individual circumstances.

                                 Underwriters

Distribution of Securities

The Series and the distributor are parties to a Distributing Agreement, dated January 1, 1993, under which the distributor acts as the exclusive agent for distribution of shares of the Funds. The distributor accepts orders for the purchase of Fund shares, which are offered continuously. As general distributor of the Funds' capital stock, the distributor allows reallowances to all dealers on sales of Class A shares, as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. The distributor retains the balance of sales charges and any CDSC paid by investors. Any sales charges paid on Class C shares would relate to purchases prior to June 4, 2007.

Total sales charges paid by shareholders of Class A shares of the Funds for the fiscal years ended October 31, 2008, 2007 and 2006, and (only through June 3,
2007) Class C shares of the Funds for the fiscal years ended October 31, 2007 and 2006, are shown below. Also shown below are the amounts of Class A and Class C sales charges that were retained by the distributor. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Any initial sales charges paid on Class C shares would relate to purchases prior to June 4, 2007.

                                     2008


                               Total Sales Charges Paid Amount of Class A Sales
                                  by Shareholders on      Charges Retained by
Fund                                Class A Shares          the distributor
----                           ------------------------ -----------------------
Emerging Markets Fund.........         $ 69,941                $ 61,509
Global Growth Fund............            9,365                   8,257
Global Smaller Companies Fund.           11,710                  10,247
Global Technology Fund........          265,528                 233,685
International Growth Fund.....           15,558                  13,670

                                     2007


                                Total Sales Charges Paid  Amount of Class A and Class
                                   by Shareholders on     C Sales Charges Retained by
Fund                           Class A and Class C Shares       the distributor
----                           -------------------------- ---------------------------
Emerging Markets Fund.........          $ 96,065                   $ 85,406
Global Growth Fund............            12,554                     11,195
Global Smaller Companies Fund.            43,351                     38,776
Global Technology Fund........           309,290                    274,719
International Growth Fund.....            48,664                     43,412

                                     2006

                                Total Sales Charges Paid  Amount of Class A and Class
                                   by Shareholders on     C Sales Charges Retained by
Fund                           Class A and Class C Shares       the distributor
----                           -------------------------- ---------------------------
Emerging Markets Fund.........          $165,557                   $147,949
Global Growth Fund............            11,589                     10,331
Global Smaller Companies Fund.            70,076                     63,244
Global Technology Fund........           179,514                    159,632
International Growth Fund.....            48,229                     43,063

Compensation

The distributor, which is an affiliated person of RiverSource Investments, which is an affiliated person of the Funds, received the following commissions and other compensation from the Funds during the fiscal year ended October 31, 2008:

                                                   Compensation on
                                Net Underwriting   Redemptions and
                                 Discounts and       Repurchases
                                  Commissions      (CDSC Retained
                               (Class A and Class on Class A, Class
                               C Front-end Sales    C and Class R    Brokerage       Other
Fund                           Charges Retained)   Shares) (1)(3)   Commissions Compensation(2)
----                           ------------------ ----------------- ----------- ---------------
Emerging Markets Fund               $ 8,432            $15,659          $0         $ 36,166
Global Growth Fund                    1,108              8,713           0            6,923
Global Smaller Companies Fund         1,463             16,970           0           30,135
Global Technology Fund               31,843             70,148           0          107,680
International Growth Fund             1,888             43,348           0           20,773

--------
(1)The distributor has sold its rights to collect a substantial portion of the distribution fees paid by each Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plans."
(2)During the fiscal year ended October 31, 2008, the distributor received distribution and service fees in respect of Class B, Class C and Class R shares pursuant to the Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed above under the discussion "Rule 12b-1 Plan."
(3)Includes CDSC retained in respect of Class D shares which converted to Class C shares.

Other Payments

The distributor pays authorized dealers or investment advisors, from its own resources, a fee on purchases of Class A shares of the Seligman mutual funds (other than Seligman TargetHorizon ETF Portfolios, Inc. (the "TargETFunds") and Seligman Cash Management Fund, Inc. (the "Cash Fund")) of $1,000,000 or more ("NAV sales"), calculated as follows:

       Amount of Purchase        Payment to Dealer (as a % of NAV Sales)
       ------------------        ---------------------------------------
       $1,000,000 - $3,999,999..                  1.00%
       $4,000,000 - $24,999,999.                  0.50%
       $25,000,000 or more......                  0.25%

With respect to purchases of Class A shares of the TargETFunds, the distributor shall pay authorized dealers or investment advisors 0.25% on NAV sales attributable to such funds. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee described above once they are exchanged for Class A shares of another Seligman mutual fund. The calculation of the fee will be based on assets held by a "single person," including an individual, members of a family unit comprising husband, wife and minor children purchasing securities for their own account, or a trustee or other fiduciary purchasing for a single fiduciary account or single trust. Purchases made by a trustee or other fiduciary for a fiduciary account may not be aggregated with purchases made on behalf of any other fiduciary or individual account.

The distributor also pays authorized dealers or investment advisors, from its own resources, a fee on assets of certain investments in Class A shares of the Seligman mutual funds participating in an "eligible employee benefit plan" that are attributable to the particular authorized dealer or investment advisor. The shares eligible for the applicable fee described below are those on which an initial sales charge was not paid because either the participating eligible employee benefit plan has, for accounts opened prior to January 7, 2008, at least (1) $500,000 invested in the Seligman mutual funds or (2) 50 eligible employees to whom such plan is made available or, for accounts opened on or after January 7, 2008, at least $2 million in plan assets at the time of investment in the Fund. The payment schedule, for each calendar year, in respect of the Seligman mutual funds (other than the TargETFunds and the Cash
Fund) is as follows:

Amount of Purchase                        Payment to Dealer (as a % of NAV Sales)
------------------                        ---------------------------------------
Sales up to but not including $4,000,000.                  1.00%
$4,000,000 - $24,999,999.................                  0.50%
$25,000,000 or more......................                  0.25%

The payment is based on cumulative sales for each plan during a single calendar year, or portion thereof. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The payment schedule, for each calendar year, in respect of the TargETFunds is 0.25% of sales. These fees in respect of eligible employee benefit plans and the fees on NAV sales described above are not duplicative (i.e., the fee is paid one time to authorized dealers or investment advisors for each purchase of Class A shares of $1,000,000 or more participating in an eligible employee benefit plan).

With respect to the fees relating to eligible employee benefit plans and NAV sales (each as described above), no fees shall be payable on any assets invested in a Fund by an eligible employee benefit plan that is a separate account client of the investment manager at the time of initial investment (or within the prior 30 days) in a Fund.

The fees described above under "Other Payments" relate only to purchases of Class A shares of the Seligman mutual funds. Purchases of shares of RiverSource funds, RiverSource Partners funds and Threadneedle funds will not be aggregated with purchases of shares of the Seligman mutual funds for purposes of the fees described above.

PAYMENTS TO FINANCIAL INSTITUTIONS

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial institutions, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial institution, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial institution charges its representatives for effecting transactions in the funds. The amount of payment varies by financial institution, and often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial institution in addition to such asset-based fees, are considered on a case-by-case basis.

Program and Shareholder Servicing

Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial institution to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial institution may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

Other Payments

The distributor and its affiliates may separately pay financial institutions in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial institution employees, client and investor events and other financial institution-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law. From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

Financial Institution Arrangements

The financial institution through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial institution.

                        Calculation of Performance Data

The Funds may quote performance data in various ways. All performance information supplied by the Funds in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or contingent deferred sales charge (CDSC), as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented the Funds' Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred.

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in a Fund over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return). Average annual total returns include any applicable maximum initial sales charge or CDSC.

Cumulative total returns reflect the simple change in the value of a hypothetical investment in a Fund over a stated period. The cumulative total return for each Class of shares of a Fund shown below is calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period; subtracting the maximum initial sales charge for Class A shares; determining the total value of all dividends and distributions, if any, that would have been paid during the period on such shares assuming that each dividend or distribution was invested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class B, Class C and Class R shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment.

No adjustments have been made for any income taxes payable by investors on dividends or gain distributions or on the redemption of shares. Seligman (the predecessor investment manager) and/or the prior subadviser waived its fees and reimbursed certain expenses during some of the periods above, which positively affected the performance results presented.

Historical Investment Results

Class A

The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class A shares of the Emerging Markets Fund were 57.17%, 8.61% and 6.55%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class A shares of the Global Growth Fund were (55.68)%, (3.69)% and (3.16)%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class A shares of the Global Smaller Companies Fund were (55.20)%, (2.04)% and (1.90)%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class A shares of the Global Technology Fund were (44.03)%, (1.24)% and 2.17%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class A shares of the International Growth Fund were (60.47)%, (2.71)% and (6.22)%, respectively. The average annual total returns for each Fund's Class A shares were computed by assuming a hypothetical initial investment of $1,000 in Class A shares of each Fund, subtracting the maximum initial sales charge of 5.75% of the public offering price, and assuming that all of the dividends and capital gain distributions paid by the Fund's Class A shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

Class B

The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class B shares of the Emerging Markets Fund were (56.74)%, 8.79% and 6.52%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class B shares of the Global Growth Fund were (55.62)%, (3.64)% and (3.15)%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class B shares of the Global Smaller Companies Fund were

(54.87)%, (1.90)% and (1.92)%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class B shares of the Global Technology Fund were (44.03)%, (1.22)% and 2.14%, respectively. The average annual total returns for the one-, five- and ten-year periods ended October 31, 2008 for the Class B shares of the International Growth Fund were (60.15%, (2.63)% and (6.19)%, respectively. The average annual total returns for each Fund's Class B shares were computed by assuming a hypothetical initial investment of $1,000 in Class B shares of the Fund, and assuming that all of the dividends and capital gain distributions paid by the Fund's Class B shares, if any, were reinvested over the relevant time periods. Return for the ten-year period reflects automatic conversion to Class A shares approximately eight years after the purchase date. It was then assumed that at the end of the one-, five-, and ten-year periods, the entire amounts were redeemed, subtracting the applicable CDSC. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

Class C

The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from May 27, 1999 (inception) to
October 31, 2008 for the Class C shares of the Emerging Markets Fund were (55.30)%, 9.07% and 4.67%, respectively. The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from May 27, 1999 (inception) to October 31, 2008 for the Class C shares of the Global Growth Fund were (53.76)%, (3.28)% and (5.07)%, respectively. The average annual total returns for the one- and five-year periods ended
October 31, 2008 and for the period from May 27, 1999 (inception) to
October 31, 2008 for the Class C shares of the Global Smaller Companies Fund were (53.22)%, (1.60)% and (2.46)%, respectively. The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from May 27, 1999 (inception) to October 31, 2008 for the Class C shares of the Global Technology Fund were (41.65)%, (0.80)% and (1.23)%, respectively. The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from May 27, 1999 (inception) to
October 31, 2008 for the Class C shares of the International Growth Fund were (58.71)%, (2.27)% and (7.49)%, respectively. The average annual total returns for each Fund's Class C shares were computed by assuming a hypothetical initial investment of $1,000 in Class C shares of each Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class C shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the periods since inception of each Fund's Class C shares, the entire amount was redeemed, subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

Class I

The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from November 30, 2001 (commencement of offering of shares) through October 31, 2008 for the Class I shares of Emerging Markets Fund were (54.25)%, 10.71% and 13.73%, respectively. The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from November 30, 2001 (commencement of offering of shares) through October 31, 2008 for the Class I shares of Global Growth Fund were (52.62)%, (1.95)% and (3.83)%, respectively. The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from November 30, 2001 (commencement of offering of shares) through October 31, 2008 for the Class I shares of Global Smaller Companies Fund were (52.20)%, (0.29)% and 0.10%, respectively. The average annual total returns for the one- and five-year periods ended October 31, 2008 and for the period from November 30, 2001 (commencement of offering of shares) through October 31, 2008 for the Class I shares of International Growth Fund were (57.77)%, (0.80)% and (0.58)%, respectively. The average annual total returns for each Fund's Class I shares were computed by assuming a hypothetical initial investment of $1,000 in Class I shares of the Funds, and assuming that all of the dividends and capital gain distributions paid by the Fund's Class I shares, if any, were reinvested over the relevant period. It was then assumed that at the end of the one- and five-year periods and the period since inception of each Fund's Class I shares, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

Class R

The average annual returns for the one-and five-year periods ended October 31, 2008 and for the period from April 30, 2003 (commencement of offering of shares) through October 31, 2008 for the Class R shares of the Emerging Markets Fund were (54.86)%, 9.81% and 15.91%, respectively. The average annual returns for the one-and five-year periods ended October 31, 2008 and for the period from April 30, 2003 (commencement of offering of shares) through October 31, 2008 for the Class R shares of the Global Growth Fund were (53.51)%, (2.76)% and 0.17%, respectively. The average annual returns for the one-and five-year periods ended October 31, 2008 and for the period from April 30, 2003 (commencement of offering of shares) through October 31, 2008 for the Class R shares of the Global Smaller Companies Fund were (53.04)%, (1.11)% and 4.08%, respectively. The average annual returns for the one-and five-year periods ended October 31, 2008 and for the period from April 30, 2003 (commencement of offering of shares) through October 31, 2008 for the Class R shares of the Global Technology Fund were (41.37)%, (0.31)% and 4.68%, respectively. The average annual returns for the one-and five-year periods ended October 31, 2008 and for the period from April 30, 2003 (commencement of offering of shares) through October 31, 2008 for the Class R shares of the International Growth Fund were (58.52)%, (1.76)% and 1.82%, respectively. The total returns for each Fund's Class R shares were computed by assuming a hypothetical initial investment of $1,000 in Class R shares of the Funds, and assuming that all of the dividends and capital gain distributions paid by the Fund's Class R shares, if any, were reinvested over the relevant period. It was then assumed that at the end of the one- and five-year periods and the period since inception of each Fund's Class R shares, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

                           Cumulative Total Returns

                                    Class A

                                 Total Return through Value of Initial $1,000
  Fund                               10/31/08 (1)           Investment
  ----                           -------------------- -----------------------
  Emerging Markets Fund.........        100.15%               $2,002
  Global Growth Fund............        (23.03)                  770
  Global Smaller Companies Fund.        (12.41)                  876
  Global Technology Fund........         31.44                 1,314
  International Growth Fund.....        (44.17)                  558

                                   Class B*

                                 Total Return through Value of Initial $1,000
  Fund                               10/31/08 (1)           Investment
  ----                           -------------------- -----------------------
  Emerging Markets Fund.........         88.08%               $1,881
  Global Growth Fund............        (27.42)                  726
  Global Smaller Companies Fund.        (17.66)                  823
  Global Technology Fund........         23.65                 1,237
  International Growth Fund.....        (47.23)                  528

                                    Class C

                                 Total Return through Value of Initial $1,000
  Fund                               10/31/08 (1)           Investment
  ----                           -------------------- -----------------------
  Emerging Markets Fund.........         53.88%               $1,539
  Global Growth Fund............        (38.78)                  612
  Global Smaller Companies Fund.        (20.96)                  790
  Global Technology Fund........        (11.06)                  889
  International Growth Fund.....        (52.06)                  479

                                    Class I

                                 Total Return through Value of Initial $1,000
  Fund                               10/31/08 (1)           Investment
  ----                           -------------------- -----------------------
  Emerging Markets Fund.........        143.74%               $2,437
  Global Growth Fund............        (23.69)                  763
  Global Smaller Companies Fund.          0.66                 1,007
  International Growth Fund.....         (3.95)                  961

                                    Class R

                                 Total Return through Value of Initial $1,000
  Fund                               10/31/08 (1)           Investment
  ----                           -------------------- -----------------------
  Emerging Markets Fund.........        125.54%               $2,255
  Global Growth Fund............          0.93                 1,009
  Global Smaller Companies Fund.         24.62                 1,246
  Global Technology Fund........         28.68                 1,287
  International Growth Fund.....         10.47                 1,105

--------
* Reflects automatic conversion to Class A shares approximately eight years after purchase, as applicable.
(1)From commencement of operations on:

Fund                           Class A Shares Class B Shares Class C Shares Class I Shares Class R Shares
----                           -------------- -------------- -------------- -------------- --------------
Emerging Markets Fund.........    5/28/96        5/28/96        5/27/99         11/30/01      4/30/03
Global Growth Fund............    11/1/95        4/22/96        5/27/99         11/30/01      4/30/03
Global Smaller Companies Fund.         --        4/22/96        5/27/99         11/30/01      4/30/03
Global Technology Fund........    5/23/94        4/22/96        5/27/99      not offered      4/30/03
International Growth Fund.....         --        4/22/96        5/27/99         11/30/01      4/30/03

                             Financial Statements

The Annual Report to shareholders for the fiscal year ended October 31, 2008 contains a portfolio of the investments of each of the Funds as of October 31, 2008, as well as certain other financial information as of that date. The financial statements and notes included in the Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished without charge to investors who request copies of this SAI.

          Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.) relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive.

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows:
$150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                              General Information

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted by the provisions of the 1940 Act or applicable state law, or otherwise, to the holders of the outstanding voting securities of an investment company such as the Series shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each class or Fund affected by such matter. Rule 18f-2 further provides that a class or Fund shall be deemed to be affected by a matter unless it is clear that the interests of each class or Fund in the matter are substantially identical or that the matter does not affect any interest of such class or Fund. However, the Rule exempts the selection of independent public accountants, the approval of principal distributing contracts and the election of directors from the separate voting requirements of the Rule.

Custodian and Recordkeeping Agents. JP Morgan Chase Bank N.A., One Chase Manhattan Plaza, New York, NY 10005-1401, serves as custodian for the Funds. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, maintains, under the general supervision of RiverSource Investments, certain accounting records and determines the net asset value for the Funds.

Administration Services. Ameriprise Financial, Inc., 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the Seligman funds, as well as the other funds in the RiverSource Group of Funds. These services include administrative, accounting, treasury, and other services.

Board Services Corporation. The funds have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, have been selected as auditors of the Funds. Their address is Two World Financial Center, New York, NY 10281.

              The Seligman Funds*                     Appendix A
--------------------------------------------------------------------------------

Seligman Asset Allocation Series, Inc.
Seligman Asset Allocation Aggressive Growth Fund
Seligman Asset Allocation Balanced Fund
Seligman Asset Allocation Growth Fund
Seligman Asset Allocation Moderate Growth Fund
Seligman Capital Fund, Inc.
Seligman Cash Management Fund, Inc.
Seligman Common Stock Fund, Inc.
Seligman Communications and Information Fund, Inc.
Seligman Core Fixed Income Fund, Inc.
Seligman Frontier Fund, Inc.
Seligman Global Fund Series, Inc.
Seligman Emerging Markets Fund
Seligman Global Smaller Companies Fund
Seligman Global Growth Fund
Seligman Global Technology Fund
Seligman International Growth Fund
Seligman Growth Fund, Inc.
Seligman High Income Fund Series
Seligman U.S. Government Securities Fund
Seligman High-Yield Fund
Seligman Income and Growth Fund, Inc.
Seligman LaSalle International Real Estate Fund, Inc.
Seligman LaSalle Real Estate Fund Series, Inc.
Seligman LaSalle Global Real Estate Fund
Seligman LaSalle Monthly Dividend Real Estate Fund
Seligman Municipal Fund Series, Inc.
Seligman National Municipal Class
Seligman Colorado Municipal Class
Seligman Georgia Municipal Class
Seligman Louisiana Municipal Class
Seligman Maryland Municipal Class
Seligman Massachusetts Municipal Class
Seligman Michigan Municipal Class
Seligman Minnesota Municipal Class
Seligman Missouri Municipal Class
Seligman New York Municipal Class
Seligman Ohio Municipal Class
Seligman Oregon Municipal Class
Seligman South Carolina Municipal Class
Seligman Municipal Series Trust
Seligman California Municipal High Yield Series
Seligman California Municipal Quality Series
Seligman Florida Municipal Series
Seligman North Carolina Municipal Series
Seligman New Jersey Municipal Fund, Inc.
Seligman Pennsylvania Municipal Fund Series
Seligman Portfolios, Inc.
Seligman Capital Portfolio
Seligman Cash Management Portfolio
Seligman Common Stock Portfolio
Seligman Communications and Information Portfolio
Seligman Global Technology Portfolio
Seligman International Growth Portfolio
Seligman Investment Grade Fixed Income Portfolio
Seligman Large-Cap Value Portfolio
Seligman Smaller-Cap Value Portfolio
Seligman TargetHorizon ETF Portfolios, Inc.
Seligman TargETFund 2045
Seligman TargETFund 2035
Seligman TargETFund 2025
Seligman TargETFund 2015
Seligman TargETFund Core
Seligman Value Fund Series, Inc.
Seligman Large-Cap Value Fund
Seligman Smaller-Cap Value Fund
Tri-Continental Corporation
--------
* Cannot be exchanged with any RiverSource fund, RiverSource Partners fund or Threadneedle fund.

              The RiverSource Group of                Appendix B
              Funds*
--------------------------------------------------------------------------------

RiverSource Bond Series, Inc.
RiverSource Floating Rate Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RiverSource California Tax-Exempt Trust
RiverSource California Tax-Exempt Fund
RiverSource Dimensions Series, Inc.
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Income Series, Inc.
RiverSource Diversified Bond Fund
RiverSource Equity Series, Inc.
RiverSource Mid Cap Growth Fund
RiverSource Global Series, Inc.
RiverSource Absolute Return Currency and Income Fund
RiverSource Emerging Markets Bond Fund
RiverSource Global Bond Fund
RiverSource Global Technology Fund
Threadneedle Emerging Markets Fund
Threadneedle Global Equity Fund
RiverSource Government Income Series, Inc.
RiverSource Short Duration U.S. Government Fund
RiverSource U.S. Government Mortgage Fund
RiverSource High Yield Income Series, Inc.
RiverSource High Yield Bond Fund
RiverSource Income Series, Inc.
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund
RiverSource International Managers Series, Inc.
RiverSource Partners International Select Growth Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund
RiverSource International Series, Inc.
RiverSource Disciplined International Equity Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Income Fund
Threadneedle Global Extended Alpha Fund
Threadneedle International Opportunity Fund
RiverSource Investment Series, Inc.
RiverSource Balanced Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Diversified Equity Income Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Large Cap Series, Inc.
RiverSource Disciplined Equity Fund
RiverSource Growth Fund
RiverSource Large Cap Equity Fund
RiverSource Large Cap Value Fund
RiverSource Managers Series, Inc.
RiverSource Partners Aggressive Growth Fund
RiverSource Partners Fundamental Value Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Partners Small Cap Value Fund
RiverSource Market Advantage Series, Inc.
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Total Equity Fund
RiverSource S&P 500 Index Fund
RiverSource Small Company Index Fund
RiverSource Money Market Series, Inc.
RiverSource Cash Management Fund
RiverSource Recovery and Infrastructure Fund
RiverSource Sector Series, Inc.
RiverSource Dividend Opportunity Fund
RiverSource Real Estate Fund
RiverSource Selected Series, Inc.
RiverSource Precious Metals and Mining Fund
RiverSource Series Trust
RiverSource 120/20 Contrarian Equity Fund
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund
RiverSource Short Term Investments Series, Inc.
RiverSource Short-Term Cash Fund
RiverSource Special Tax-Exempt Series Trust
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Strategic Allocation Series, Inc.
RiverSource Strategic Allocation Fund
RiverSource Strategic Income Allocation Fund
RiverSource Strategy Series, Inc.
RiverSource Equity Value Fund
RiverSource Partners Small Cap Growth Fund
RiverSource Small Cap Advantage Fund
RiverSource Tax-Exempt Income Series, Inc.
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Series, Inc.
RiverSource Tax-Exempt Money Market Fund
RiverSource Tax-Exempt Series, Inc.
RiverSource Intermediate Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Variable Series Trust
Disciplined Asset Allocation Portfolios - Aggressive
Disciplined Asset Allocation Portfolios - Conservative
Disciplined Asset Allocation Portfolios - Moderate
Disciplined Asset Allocation Portfolios - Moderately Aggressive
Disciplined Asset Allocation Portfolios - Moderately Conservative
RiverSource Partners Variable Portfolio - Fundamental Value Fund
RiverSource Partners Variable Portfolio - Select Value Fund
RiverSource Partners Variable Portfolio - Small Cap Value Fund
RiverSource Variable Portfolio - Balanced Fund
RiverSource Variable Portfolio - Cash Management Fund
RiverSource Variable Portfolio - Core Equity Fund
RiverSource Variable Portfolio - Diversified Bond Fund
RiverSource Variable Portfolio - Diversified Equity Income Fund
RiverSource Variable Portfolio - Global Bond Fund
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Growth Fund
RiverSource Variable Portfolio - High Yield Bond Fund
RiverSource Variable Portfolio - Income Opportunities Fund
RiverSource Variable Portfolio - Large Cap Equity Fund
RiverSource Variable Portfolio - Large Cap Value Fund
RiverSource Variable Portfolio - Mid Cap Growth Fund
RiverSource Variable Portfolio - Mid Cap Value Fund
RiverSource Variable Portfolio - S&P 500 Index Fund
RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Small Cap Advantage Fund
Threadneedle Variable Portfolio - Emerging Markets Fund
Threadneedle Variable Portfolio - International Opportunity Fund
--------
*  Cannot be exchanged with any Seligman fund.